Exhibit 10.6

LEASE AGREEMENT

BY AND BETWEEN

DESTA TWO PARTNERSHIP, LTD.

As LANDLORD, AND

NEWGISTICS,INC.

As TENANT

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BASIC LEASE PROVISIONS

Landlord:	Desta Two Partnership, Ltd., a Texas limited partnership on behalf of itself and as agent for Gunderson Dettmer Stough Villeneuve Frankline & Hachigian, LLP.

Landlord’s Address:

6 Desta Drive, Suite 6500

Midland, Texas 79705

Attn: Mr. L. Paul Latham

Telephone No. (432) 688-3212

Fax No. (432)688-3247

with copy to:

Desta Two Partnership, Ltd.

2700 Via Fortuna, Suite 140

Austin, Texas 78746

Attn: Mr. Rod Arend

Telephone No. (512) 306-9093

Fax No. (512)306-9112

Tenant.	Newgistics, Inc.

Tenant’s Address:

Prior to the Commencement Bate:

2700 Via Fortuna, Suite 450

Austin, Texas 78746

Telephone No. (512)306-5225

Fax No. (512)306-1528

After the Commencement Date:

2700 Via Fortuna, Suite 300

Austin, Texas 78746

Telephone No. (512) 306-5225

Fax No. (512)306-1528

Building:

The land described on Exhibit A attached hereto, together with all improvements now or hereafter constructed thereon, including the office building and related parking garage locally known or to be known as Terrace II, 2700 Via Fortuna, Austin, Texas 78746.

Leased Premises:

Suite 300 on the third (3rd) floor of the Building, which is generally depicted on the floor plan which is attached hereto as Exhibit B. As more folly set forth in Section 1.01, the Rentable Area of the Leased Premises includes not only the useable floor area of the Leased Premises, but also, an allocation of a portion of the Common Area of the Building. For the purposes of this Lease the Leased Premises shall comprise 18,963 square

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feet of Rentable Area. Tenant shall also have the use of ancillary areas common for use of all Tenants of the Building.

Total Building Area:	114,635 square feet of Rentable Area.

Base Rent.

Beginning on the Commencement Date, Base Rent under this Lease will be payable during the applicable months of the Lease Term specified in the “Lease Months” column hereinbelow, at an annual rate determined by multiplying the applicable dollar amounts set out in the “Annual Rate” column hereinbelow by the number of square feet of Rentable Area in the Leased Premises. The Base Rent will be payable in monthly installments in the amounts set out in the “Monthly Installments” column hereinbelow.

Lease Months	Annual Rate	Monthly Installments
1-24	$6.00	$9,481.50
25-36	$8.00	$12,642.00

Rent:	The Base Rent, Additional Rent (hereinafter defined), and all other amounts payable by Tenant to Landlord under this Lease.

Tenant’s Percentage:	16.54%

Effective Date:	April 1,2003

Commencement Date:	May 1,2003

Lease Term:	Thirty-six (36) months.

Security Deposit:	$27,654.38

Building Standard
Hours:	7:00 A.M. to 7:00 P.M. on each Monday through Friday (excluding Building Holidays) and 8:00 A.M. to 5:00 P.M. on each Saturday (excluding Building Holidays).

Building Holidays:	New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Landlord’s Broker.	Colliers International, L.P. 2700 Via Fortuna, Suite 100 Austin, Texas 78746

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Tenant’s Broker:	William W. Ball Real Estate Brokerage 114 West 7th Street, Suite 230 Austin, Texas 78701

Parking:	Tenant shall be entitled to no more than ninety-four (94) parking spaces at no cost to Tenant during the term of this Lease, of which twenty (20) are reserved spaces.

Permitted Use:	General office.

The Basic Lease Provisions set forth hereinabove are hereby incorporated into and made a part of the Lease Agreement which is attached hereto (the “Lease”). Each reference in the Lease to any of the provisions or definitions set forth in these Basic Lease Provisions shall mean and refer to the provisions and definitions hereinabove set forth and shall be used in conjunction with the provisions of the Lease. In the event of any direct conflict between these Basic Lease Provision and the Lease, these Basic Lease Provisions shall control; provided, however, that those provisions in the Lease (including all exhibits and attachments thereto) which expressly require an adjustment or modification to any of the matters set forth in these Basic Lease Provisions shall supersede the adjusted or modified provisions of these Basic Lease Provisions.

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EXECUTED by the undersigned in multiple originals as of the Effective Date set out hereinabove.

LANDLORD:

DESTA TWO PARTNERSHIP, LTD., a Texas limited partnership

By: DESTA TWO MANAGEMENT CORP.,
a Texas corporation, its General Partner

By:	/s/ Paul Latham

L. Paul Latham, President

TENANT:

NEWGISTICS, INC.,
a Delaware Corporation

By:	/s/ Ray Greer

Name:	Ray Greer

Title	CEO

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LEASE AGREEMENT

This Lease Agreement (“Lease”) is entered into as of the Effective Date specified in the Basic Lease Provisions by and between Landlord and Tenant. The Basic Lease Provisions attached hereto and the defined terms set out therein are hereby incorporated herein by reference.

ARTICLE I - LEASED PREMISES

Section 1.01 Leased Premises

(a) The Leased Premises are depicted generally on Exhibit B and are or will be bounded by the inside surface of the window wall(s) and the centerline of walls separating the Leased Premises from areas leased to or held for lease to other tenants or from Common Areas as described herein. No deduction from usable area will be made for columns or projections necessary to the Building or for special stairs, elevators or other vertical penetrations which are for the specific use of Tenant

(b) The term “Rentable Area”, as used herein with respect to the Leased Premises, refers to the sum of (i) the usable floor area of the Leased Premises, plus (ii) Tenant’s share of all common use: corridors, lobbies, elevator foyers, restrooms, as well as all mechanical and electrical rooms, janitor’s closets and other similar facilities of the Building (such areas being herein referred to as “Common Areas”). “Rentable Area” as used herein with respect to the Building, includes all space occupied or to be occupied by Tenant, together with the Common Areas, and is estimated to be 18,963 square feet

Section 1.02 Lease Grant

For the consideration and subject to the terms, provisions and conditions set out below, Landlord on behalf of itself and as agent for Gunderson Dettmer StoughVilleneuve Franklin & Hachigian, LLP (“Gunderson”) lets and leases to Tenant and Tenant leases from Landlord the Leased Premises and the right to use all areas commonly held for use by tenants of the Building and located on the Land described on Exhibit A. Tenant acknowledges that the Leased Premises is currently leased to Gunderson pursuant to a Lease Agreement dated October 20, 1999, as amended by Amendment of Lease dated December 31, 2002 (the “Lease). The Lease terminates December 31, 2003. Pursuant to the terms of the Lease, Landlord may sublease the Leased Premises on behalf of Gunderson.

Section 1.03 Building Core and Shell

Landlord will provide the improvements which are listed and described on Exhibit C which is attached hereto and incorporated herein by reference (the “Building Core and Shell”).

ARTICLE II - LEASE TERM

Section 2.01 Lease Term

Subject to and upon the terms and conditions set forth in the Lease, or in any exhibit attached hereto, the primary term of this Lease shall commence on May 1, 2003 (the “Commencement

Date”) and shall expire on April 30, 2006. The “Lease Term” of this Lease shall be the primary term specified in this Section 2.01, as renewed or otherwise extended or earlier terminated pursuant to the terms and provisions set forth herein. Tenant shall have the right to enter into the Leased Premises after the Effective Date to begin installation of its telecommunication and computer equipment and at Tenant’s option, may occupy the Leased Premises prior to the Commencement Date without payment of rent for any occupancy prior to May 1, 2003.

Section 2.02 Holding Over

Should Tenant hold the Leased Premises after termination of this Lease, by lapse of time, default, or otherwise, such holding over shall be construed as a tenancy at sufferance only, and Tenant shall pay in advance, as Rent, for each day of such holding, a per diem amount equal to 1/30 of one hundred fifty percent (150%) of the Rent payable for the last month of the Lease Term. No receipt of money by Landlord from Tenant after termination of this Lease shall reinstate or extend this Lease, or affect any prior notice given by Landlord to Tenant, and no extension shall be valid unless in writing, signed by Landlord and Tenant The foregoing shall not be construed as Landlord’s consent for any such holding over, and Landlord reserves the right to proceed against Tenant for any damages caused thereby. If Landlord consents to Tenant’s holding over, Landlord shall be required to give Tenant thirty (30) days notice before Tenant is required to vacate the premises.

ARTICLE III-RENT

Section 3.01 Base Rent

Tenant shall pay the Base Rent to Landlord in monthly installments in advance on or before the first (1st) day of each calendar month during the Lease Term beginning on the commencement Date.

Section 3.02 Additional Rent

(a) For purposes of this Lease, “Operating Expenses” means all of Landlord’s reasonable costs and expenses paid or incurred in owning, operating, managing and maintaining the Building for a particular calendar year or portion thereof, including by way of illustration but not limitation: (i) all taxes, assessments and governmental charges of any kind and nature whatsoever levied or assessed against the Building, excluding penalties, interest and attorney’s fees assessed due to non-payment of rent;

(ii) any and all assessments levied by the planned unit development owner’s association; (iii) all normal and customary premiums for any and all insurance maintained in connection with the ownership, operation, maintenance, and/or management of the Building (including but not limited to property and liability coverage); (iv) water, sewer, electrical and other utility charges (but excluding any of such items paid separately by other tenants of the Building); (v) service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; (vi) cleaning and other janitorial services; (vii) tools and supplies ; (viii) repair costs to the Building that are not capitalized; (ix) landscape installation and maintenance costs (other than original installation); (x) security services; (xi) license, permit and inspection fees other than that required for Tenant’s interior improvements; (xii) reasonable management fees which are earned relating exclusively to management functions for the Building; (xiii) wages and related benefits payable to employees who render services to or for the benefit of the Building or tenants of the Building; (xiv) legal and accounting fees; (xv) trash removal; (xvi) garage maintenance and operating costs; (xvii) the cost of electrical surveys (xviii) costs associated with building amenities; (xviv) capital improvements costing less than five thousand dollars ($5,000) and, in general, all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years employing Generally Accepted Accounting Principals. Also included in Operating Expenses is the cost of any capital improvement made to the Building by Landlord after the date of this Lease that is required under governmental law or regulation not applicable to the Building at the time the Building was constructed, amortized employing Generally Accepted Accounting Principals, together with an amount equal to interest at the rate often percent (10%) per annum on the unamortized balance.

All references in this Section 3.02(a) to Operating Expenses mean actual Operating Expenses; provided, however, for any calendar year or partial calendar year in which the rentable area of the Building is not one hundred percent (100%) occupied with all tenants in occupancy and paying full rent, Operating Expenses for that period shall be calculated in a manner, and in the amount, that would have been incurred had the Building been one hundred percent (100%) occupied with all tenants in occupancy and paying full rent the result of which is Tenant not being assessed in excess of Tenant’s Percentage. Notwithstanding anything to the contrary in the preceding sentence, in no event will Landlord bill tenants of the Building, or collect from tenants of the Building, amounts for reimbursement of Operating Expenses which exceed, in the aggregate, after all adjustments to correct and conform any estimated billings to actual expenses, the actual amount of Operating Expenses incurred by Landlord in any calendar year.

If Landlord installs any device, improvement or equipment which will improve the operating efficiency of any system within the Building (e.g. solar collectors) or reduce Operating Expenses, or any device or equipment that is required to be installed by any government or governmental agency having authority to order that it be installed, then Landlord may add to the Operating Expenses each year during the useful life of the installed device, improvement, or equipment (as the useful life is determined by Landlord) an amount equal to the annual amortization of the cost of the installed device, improvement, or equipment, calculated in accordance with Generally Accepted Accounting Principals but in no event more than the actual cost saved as a result of the installation thereof.

(b) Operating Costs shall not include costs for (i) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (ii) interest, amortization or other payments on loans to Landlord; (iii) leasing commissions; (iv) legal or accounting expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (v) renovating or otherwise improving space for occupants of the Building or vacant space in the Building other than Common Areas; (vi) the costs incurred by Landlord to bring the Building, the Land or any equipment maintained therein in compliance with laws, ordinances, rules, regulations, requirements, directives, guidelines and orders in effect and applicable to the Building as of the date of this Lease; (vii) the cost of any services or materials supplied to other tenants and not to Tenant; (viii) the cost of any services or materials for which Landlord receives reimbursement or payment from other sources; (ix) depreciation on the Building; (x) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (xi) repairs, alterations, additions, improvements, replacements made to rectify or correct any defect in the original design, materials or workmanship of Building or Common Areas other than repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear, (xii) damage and repairs attributable to fire or other casualty; (xiii) damage and repairs necessitated by the negligence or willful misconduct of Landlord, Landlord’s employees, contractors or agents; (xiv) executive salaries or salaries of service personnel to the extent that such the services of such persons do not relate to the management, operation, repair or maintenance of the Building; (xv) Landlord’s general overhead expenses not related to the Building; (xi) costs including permit, license and inspection fees incurred in renovating or otherwise improving, decorating or painting or altering space for tenants or other occupants or of vacant space (excluding Common Areas) in the Building; (xii) costs incurred due to a violation by Landlord or any other tenant of the Building of the terms and conditions of a lease; and (xiii) cost of any service provided to Tenant or other occupants of the Building for which Landlord is reimbursed or has received reimbursement from another source.

For the purposes of calculating Tenant’s obligation for the payment of Additional Rent under this Article, if any tenants of the Building are billed separately for any category of Operating Expense (e.g., separately metered utilities) the amount of the separately billed Operating Expenses will not be included in Operating Expenses. For any category of Operating Expense for which one or more tenants of the Building make(s) separate payments, Tenant’s Percentage will be adjusted for that category of Operating Expense by excluding from the denominator thereof the Rentable Area of all tenants making separate payments with respect to such category.

Further, with regard to all operating expenses, Landlord shall, at its sole cost and expense: (a) competitively bid all services, the charges for which are passed to Tenant under the definition of Operating Expenses (so that the result of the same is services or items provided at comparable prices for like buildings); (b) contest unreasonable increases in ad valorem taxes, assessments, utilities, or the like; (c) see that, with respect to all accounting and related treatment decisions, Generally Accepted Accounting Principles are used; and (d) cause any company related to Landlord to render such service at competitive prices comparable to like services for like buildings. Notwithstanding anything herein to the contrary, increases in controllable expenses shall be capped at ten per cent (10%) per annum.

(c) In addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year, or partial calendar year, during the Lease Term, an amount equal to Tenant’s Percentage of the Operating Expenses for the calendar year or portion of the calendar year.

(d) Landlord shall estimate Tenant’s Additional Rent for each subsequent calendar year, and give written notice thereof to Tenant as soon as reasonably possible. For each calendar year (or partial calendar year) Tenant shall pay to Landlord each month, at the same time the Base Rent is due, an amount equal to one-twelfth (1/12) of the estimated annual Additional Rent due. For any year during which Additional Rent is due for less than the entire calendar year, Tenant shall pay to Landlord each calendar month during such year, one-twelfth (1/12*) of the estimated Additional Rent that would have been due if Additional Rent had been due throughout that calendar year.

(e) If Operating Expenses increase during a calendar year, Landlord may revise the estimated Additional Rent during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of that calendar year, an additional amount equal to the amount of the increase in the estimated Additional Rent divided by the number of months remaining in the year.

(f) Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as figures are reasonably available, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Additional Rent for that calendar year. Within thirty (30) days after receipt of each statement, Tenant shall pay to Landlord, or Landlord shall credit against the next Additional Rent payment or payments due from Tenant, as the case may be, the difference between Tenant’s actual Additional Rent for the preceding calendar year and the estimated Additional Rent paid by Tenant during the year. If Tenant is owed money after the termination of this Lease, Landlord shall pay such overpayment to Tenant within thirty (30) days.

(g) Tenant will have the right, for a period of two (2) years after the expiration of any calendar year (but not thereafter) to audit Landlord’s books, at Tenant’s cost and expense, to verify the Operating Expenses for such calendar year. If Tenant does not request an audit within two (2) years after the expiration of any particular calendar year, then Tenant will be deemed to have waived any right it may have to an adjustment to Tenant’s Percentage of any Operating Expenses for such calendar year.

(h) Tenant’s right to verify Operating Expenses shall be subject to the following limitations and conditions: (i) Tenant shall have no right to verify Operating Expenses if Tenant has committed a monetary Event of Default or if an event has occurred which, with the giving of notice, the passage of time, or both, would constitute a monetary Event of Default on the part of Tenant; (ii) Tenant shall have provided Landlord with timely written notice of its desire to verify Operating Expenses and specified a date for such verification not less than fourteen (14) nor more than thirty (30) days from the delivery of the notice to Landlord; (iii) such review or verification shall take place in Landlord’s offices in Austin, Texas; and (iv) Tenant and any third party auditor, reviewer, attorney or accountant employed by Tenant shall execute and deliver to Landlord a confidentiality agreement acceptable to Landlord and which shall include, among other terms, the agreement of Tenant and such third party not to disclose to any other person the existence of the review, the results of the review and the agreement of any third party not to solicit or conduct verifications or reviews on the part of any other tenant of the Building or the Project.

(i) In the event Landlord and Tenant are unable to agree on the appropriate resolution of any dispute relating to Operating Expenses, the sole and exclusive remedy of Tenant shall be to submit the appropriate determination of Operating Expenses to binding arbitration in Travis County, Texas in accordance with the rules of the American Arbitration Association for commercial disputes. In the event Landlord and Tenant cannot agree on a panel of arbiters within ten (10) days after either party notifies the other of its election to submit the matter to arbitration, then Landlord and Tenant shall each appoint an arbitrator and the two arbitrators selected shall appoint the third. All arbitrators selected or appointed for resolution of the dispute shall be unaffiliated with the parties and shall have at least ten (10) years experience in commercial real estate leasing in Travis County, Texas as either an attorney or a licensed real estate broker. The arbitration panel shall render a decision within ninety (90) days of appointment

(j) If (i) an arbitration panel determines, or (ii) Landlord agrees that Tenant’s audit results in a finding that Tenant was overcharged in an amount in excess of five percent (5%) of the actual costs incurred by Landlord for the Operating Expenses, then in such event, Landlord shall reimburse Tenant for the reasonable costs of the audit, as well as refund the overpayment plus interest at the rate of three percent (3%) per year. Landlord agrees to make such payment within thirty (30) days.

Section 3.03 Rent Payments

(a) All Rent is payable by Tenant at the times and in the amounts specified in this Lease in legal tender of the United States of America to Landlord at Landlord’s management office in the Building, or to any other person or at any other address as Landlord may from time to time designate by notice to Tenant

(b) Rent is payable by Tenant without notice, demand, abatement, deduction, or set-off except as expressly specified in this Lease. Tenant’s obligation to pay Rent is independent of any obligation of Landlord under this Lease. If any installment of Rent is not paid within ten (10) days after it is due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of the delinquent installment of Rent when it pays the delinquent installment In addition, if Tenant fails to pay any Rent when the same is due (and which represents amounts not already specified as bearing interest under other provisions of this Lease) then Tenant shall also pay to Landlord interest on the unpaid Rent from the due date until the date paid at the highest rate lawfully permitted to be contracted for, charged or received pursuant to a written contract under applicable federal or state law (whichever is higher) or such lower rate as may be assessed by Landlord (the “Interest Rate”).

Section 3.04 Security Deposit

(a) Tenant shall deliver the Security Deposit to Landlord upon execution of this Lease as security for the performance by Tenant of its obligations under this Lease. The Security Deposit does not bear interest and is not an advance payment of Rent or a measure of Landlord’s damages for a default by Tenant If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages in Rent or any other sum for which Tenant is in default and any other damage, injury, expense, or liability caused to Landlord by the default. If Landlord so applies any part of the Security Deposit, Tenant shall pay to Landlord on demand the amount necessary to restore the Security Deposit to its original amount.

(b) If Tenant is not then in default under this Lease, Landlord shall return any remaining balance of the Security Deposit to Tenant upon termination or expiration of this Lease and after surrender by Tenant of possession of the Leased Premises to Landlord in accordance with this Lease.

(c) If Landlord assigns its interest in the Leased Premises, Landlord may assign the Security Deposit to the assignee, subject to the assignee’s agreement to be bound by the terms of this

Lease Agreement. Landlord will have no further liability for the return of the Security Deposit after the assignment and Tenant shall look solely to the assignee for the return of the Security Deposit Tenant may not assign or encumber or attempt to assign or encumber the Security Deposit. Landlord and its successors and assigns are not bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant

ARTICLE IV - UTILITIES AND SERVICES

Section 4.01 Services to be Provided

Provided Tenant is not in default hereunder, Landlord shall furnish or cause to be furnished to the Leased Premises, the utilities and services described below, subject to the conditions and in accordance with the standards set forth herein:

(a) Landlord shall provide not less than one (1) automatic elevator service to the Leased Premises twenty-four (24) hours per day, seven (7) days per week.

(b) During Building Standard Hours, Landlord agrees to ventilate the Leased Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is necessary and appropriate for the comfortable occupancy of the Leased Premises, reasonably consistent with the standards of “Class A” office buildings in Austin, Texas. Landlord’s obligations to provide heating and air conditioning are subject to any governmental requirements or standards relating to, among other things, energy conservation. Upon reasonable request (in both time and manner) from Tenant, Landlord shall make available at Tenant’s expense heat or air conditioning at times other than Building Standard Hours. The minimum charge and the hourly rate for the use of after hours heat or air conditioning shall be determined from time to time by Landlord and confirmed in writing to Tenant. Until further notice is given by Landlord to Tenant, the hourly rate for such after hours heart or air conditioning shall be Twenty-Five Dollars ($25.00) per hour per one-half (1/2) floor with a two (2) hour minimum.

(c) Electric lighting for the Common Areas of the Building.

(d) Toilet facilities and hot and cold water for lavatory purposes (at temperatures prescribed by applicable law).

(e) Replacement, as necessary, of all lamps and ballasts in the Building standard light fixtures within the Leased Premises and Common Areas.

(f) Window washing of exterior windows not less than once each year.

(g) Professional landscaping services for all landscaped areas from time to time on the Land.

(h) Display, throughout the Term, on all Building directories of Tenant’s name and suite number.

(i) Janitorial services at times and comparable and reasonably consistent in quality to those being provided by other Class A office buildings in Austin, Texas.

(j) Landlord shall furnish to the Leased Premises at all times, subject to interruptions beyond Landlord’s control and temporary interruptions necessary or appropriate for Building maintenance or equipment installation, electricity sufficient to operate normal office lighting and equipment Tenant shall not install or operate in the Leased Premises any electrically operated machinery or equipment which requires high electricity consumption for operation without the prior written consent of Landlord. In no event may Tenant’s use of electricity exceed the capacity of the feeders to the Building or the risers or wiring installation. Electrical consumption in the Leased Premises, or in any portion of the Leased Premises in which excess electricity is consumed, may, at Landlord’s option, be separately metered after written notice to Tenant Tenant shall pay within thirty (30) days of invoicing from Landlord all costs associated with any separate metering required by Landlord, including but not limited to installation of any separate metering devices and the costs of all electrical consumption in any areas which are separately metered. The obligation of Landlord to provide or cause to be provided electricity is subject to the rules and regulations of the supplier of electricity and of any municipal or other governmental authority regulating the business of providing electricity. Landlord is not liable or responsible to Tenant for any loss, damage or expense Tenant sustains or incurs if either the quality or character of the electricity is changed or is no longer available or no longer suitable for Tenant’s requirements. At any time when Landlord is furnishing electricity to the Leased Premises under this subsection, Landlord may, at its option, upon not less than thirty (30) days prior written notice to Tenant, discontinue the furnishing of electricity. If Landlord gives a notice of discontinuance, Landlord shall make all reasonably necessary arrangements with the public utility supplying the electricity to the Building with respect to connecting electrical service to the Leased Premises, but Tenant shall contract directly with the public utility with respect to supplying the electrical service.

Notwithstanding the above, Landlord shall not be allowed to discontinue electrical service without providing (and assisting with causing Tenant to contract with) an additional electrical service provider. In this regard, Landlord shall allow Tenant (and the new service provider) to use all facilities reasonably necessary to install and provide such electricity.

Section 4.02 Additional Services.

Landlord may impose a reasonable charge for heating, ventilating and air conditioning provided by Landlord at any time other than the Building Standard Hours or for any use beyond what Landlord agrees to furnish or because of special electrical, cooling, and ventilating needs created by Tenant’s telephone equipment, computers, and other equipment or uses.

Section 4.03 Tenant’s Obligations

Tenant shall reasonably cooperate at all times with Landlord and abide by all regulations and requirements Landlord may prescribe for the use of all utilities and services and which Landlord has notified Tenant of in writing.

Section 4.04 Service Interruptions

(a) Landlord does not warrant that the services provided by Landlord will be free from any slow-down, interruption, or stoppage by governmental bodies, regulatory agencies, utility companies, and others supplying services or caused by the maintenance, repair, replacement, or improvement of any equipment involved in the furnishing of the services or caused by changes of services, alterations, strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God, the elements, or other causes beyond the reasonable control of Landlord. Landlord shall use due diligence to resume the service upon any slow-down, interruption, or stoppage.

(b) No slow-down, interruption, or temporary stoppage of the services maybe construed as an eviction, actual or constructive, of Tenant. If all of the services provided by Landlord are interrupted to such an extent that the Leased Premises are not usable by Tenant for a period of five (5) consecutive days, then Tenant, as its exclusive remedy, shall be entitled to a rental abatement to a fair and equitable extent until such services are reinstated. Except for such abatement of rent, no slowdown, interruption or temporary stoppage of the services to be provided by Landlord hereunder will in any manner or for any purpose relieve Tenant from its obligations under this Lease. Landlord is not liable for damage to persons or property, or in default under this Lease, as a result of any slow-down, interruption, or temporary stoppage. If the services provided by Landlord are interrupted to such an extent that the Leased Premises are not usable by Tenant for a period of thirty (30) consecutive days and reasonable accommodation (including all costs associated with a move) has not been made by Landlord for Tenant to continue to operate Tenant’s business in an adjacent building, then Tenant may terminate this Lease and thereafter be released from all future obligations under this Lease.

ARTICLE V - USE AND OCCUPANCY

Section 5.01 Use and Occupancy

(a) The Leased Premises may be used and occupied by Tenant only for general business offices, including, but not limited to, facilities for brokerage services (including a trading floor) and associated ancillary uses and for no other purpose. Tenant shall use and maintain the Leased Premises in a clean, careful, safe, and proper manner and shall comply with all laws, ordinances, orders, rules, regulations and requirements of any kind imposed by any governmental authority (state, federal, county and municipal) applicable to or having jurisdiction over the use, occupancy, operation, and maintenance of the Leased Premises and the Building, including without limitation, all Applicable environmental laws and the Americans With Disabilities Act of 1990 (ADA) (those laws, ordinances, orders, rules, decisions, and regulations hereafter referred to as “Applicable Law” or “Applicable Laws”). Landlord shall comply with all applicable Laws relating to the use, condition, access to and occupancy of the Building. Landlord represents that to the best of its knowledge on the Commencement Date, the Leased Premises (if planned and by Landlord’s architect and constructed by a contractor selected by Landlord) and the Building shall comply with Title III of the Americans With Disabilities Act, and if the Premises do not so comply, then Landlord shall cause the Premises and the Building to so comply within a reasonable time thereafter.

(b) Tenant may not deface or injure the Leased Premises or the Building or any part thereof or overload the floors of the Leased Premises. Tenant may not commit waste or permit waste to be committed or cause or permit any nuisance on or in the Leased Premises or the Building. Tenant shall pay Landlord as Rent, after written notice and a reasonable opportunity to cure, for any damage to the Leased Premises or to any other part of the Building caused by any negligence or willful act or any misuse or abuse (whether or not the misuse or abuse results from negligence or willful acts) by Tenant or Tenant’s employees.

(c) Tenant may not use or allow the Leased Premises to be used for any purpose prohibited by any Applicable Law applicable to the Building. Tenant and each of Tenant’s employees shall conduct its business and occupy the Leased Premises so as not to create any material nuisance or interfere with, annoy, or disturb any other tenants in the Building or Landlord in its management of the Building (or its occupancy of portions of the Building).

(d) Tenant shall not erect, place, or allow to be placed any sign, symbol, advertising matter, stand, booth, or showcase in or upon the doorsteps, vestibules, halls, corridors, doors, walls, windows, or pavement of the Building visible outside the Leased Premises (except for lettering on the door or doors to the Leased Premises as allowed by the Rules and Regulations attached hereto as Exhibit D) without the prior consent of Landlord.

(e) Tenant may not use or allow or permit the Leased Premises to be used in any way or for any purpose that

(1) is hazardous on account of the possibility of fire or other casualty, or hazardous substances;

(2) increases the rate of fire or other insurance for the Building or its contents or in respect of the operation of the Building; or

(3) renders the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or renders void or voidable any insurance on the Building.

If insurance premiums are increased because of Tenant’s use of the Leased Premises, then, in addition to any other remedies Landlord may have, Tenant shall pay the amount of the increase to Landlord as Rent within thirty (30) days after written notice of such increase from Landlord. If Tenant’s use of die Leased Premises is modified, resulting in a reduction of the insurance premiums, Landlord agrees to then reduce the additional rent accordingly.

Section 5.02 Rules and Regulations

Tenant and its employees, agents and licensees shall comply with the rules and regulations (as changed from time to time as hereinafter provided) attached as Exhibit D (the “Rules and Regulations”). Landlord may at any time make reasonable changes to the Rules and Regulations or promulgate other Rules and Regulations as Landlord deems advisable for the safety, care, cleanliness, or orderliness of the Building. No changes are effective until a copy of the changes is delivered to Tenant. Tenant is responsible for the compliance with the Rules and Regulations by Tenant’s employees. Landlord shall use reasonable efforts to enforce compliance by all other tenants with the Rules and Regulations from time to time in effect, but Landlord is not responsible to Tenant for failure of any person to comply with the Rules and Regulations.

Section 5.03 Quiet Enjoyment

If Tenant pays the Rent when due and timely performs all other obligations of Tenant under this Lease, men Tenant may peaceably and quietly enjoy the Leased Premises during the Lease Term without any disturbance from Landlord or from any other person claiming by, through, or under Landlord, subject to the terms of this Lease and of the deeds of trust, mortgages, ground leases, ordinances, leases, utility easements, agreements and other matters to which this Lease may be subordinate.

ARTICLE VI - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 6.01 Repair and Maintenance by Tenant

(a) Tenant shall keep the Leased Premises and all fixtures installed by or on behalf of Tenant in good and tenantable condition, normal wear and tear excepted. Tenant shall promptly make all necessary non-structural repairs and replacements thereto except those caused by fire or other casualty covered by Landlord’s insurance on the Building, or resulting from Landlord or Landlord’s employees or contractors negligence or willful misconduct, all at Tenant’s expense and with the approval of Landlord. All repairs and replacements must be equal in quality to the original work, and all contractors and subcontractors performing such repairs and replacements must comply with the conditions specified in Section 6.02(a) hereinbelow. Without diminishing this obligation of Tenant, if Tenant fails to make any repairs and replacements within thirty (30) days after the occurrence of the damage or injury, Landlord may at its option after written notice make the repairs and replacements and Tenant shall pay Landlord on demand as Rent the costs incurred by Landlord plus an administrative fee equal to ten percent (10%) of the costs.

(b) Tenant shall pay the cost of repairs and replacements due to damage or injury to the Building or any part thereof caused by any of Tenant’s employees or by any malfunction or misuse of any equipment installed by or on behalf of Tenant unless improperly installed by Landlord’s contractor. This amount is payable by Tenant to Landlord as Rent within thirty (30) days after written notice from Landlord. If Tenant requests Landlord to perform any maintenance or repairs to the Leased Premises, over and above the services required to be performed by Landlord pursuant to Article IV, Tenant shall pay the actual cost thereof, plus an administrative fee equal to ten percent (10%) of the actual cost thereof, to Landlord as Rent within thirty (30) business days after demand.

Section 6.02 Alterations and Additions by Tenant

(a) Tenant may not make or permit any alterations, improvements or additions in or to the Leased Premises or the Building without Landlord’s prior written consent, such consent not to be unreasonably withheld. All alterations, additions and improvements made to, or fixtures or other improvements placed in or upon, the Leased Premises, whether temporary or permanent in character, by either party (except only Tenant’s movable trade fixtures, office furniture and equipment) are a part of the Building and are the property of Landlord when they are placed in the Leased Premises. Alterations, improvements and additions in and to the Leased Premises requested by Tenant must be made in accordance with plans and specifications approved in advance in writing by Landlord. All work must be performed at Tenant’s expense either by Landlord or by contractors and subcontractors approved in advance by Landlord. If the work is not performed by Landlord, then all work performed by Tenant’s contractors and subcontractors is subject to the following conditions:

(1) Each contractor and subcontractor must deliver evidence reasonably satisfactory to Landlord that the insurance specified by Landlord is in force prior to commencing work.

(2) Tenant shall insure that all workers are cooperative with Building personnel and comply with all Building Rules and Regulations.

(3) Tenant must deliver to Landlord evidence that Tenant has obtained all necessary governmental permits and approvals, if any are required, for the improvements or alterations prior to starting any work.

(4) All construction must be done in a good and workmanlike manner and is subject to approval by Landlord during and after construction, in its reasonable discretion.

(5) Lien releases from each contractor and subcontractor must be submitted to Landlord within five (5) days after completion of the work performed by the contractor or subcontractor.

(6) Within thirty (30) days after completion of any improvements or alterations, Tenant, at its cost, shall deliver to Landlord two (2) reproducible copies of “as-built” plans and specifications (1/8” scale) for each floor where alterations or improvements were made.

(b) All alterations and improvements must comply with all Applicable Laws. If Tenant’s use of the Leased Premises causes Landlord to make any alterations or improvements to the Building to comply with the provisions of ADA or any other Applicable Laws, Tenant shall reimburse Landlord for the cost of the alterations or improvements within thirty (30) days after written notice. Neither Landlord’s approval of Tenant’s plans and specifications for the alterations or improvements nor Landlord’s acceptance of Tenant’s as-built plans is a confirmation or agreement by Landlord that the improvements and alterations comply with Applicable Laws.

(c) Within thirty (30) days after Tenant installs any telephone or data cables, whether or not in connection with an alteration or addition to the Leased Premises, Tenant, at its cost, shall deliver to Landlord two (2) reproducible copies of “as-built” plans and specifications (1/8” scale) showing the location of the telephone and data cables.

Section 6.03 Mechanics’ Liens - Tenant’s Obligations

Tenant may not cause or permit any mechanic’s or materialman’s lien to be placed upon Landlord’s interest in the Building or the Leased Premises or any part thereof or against Landlord’s interest under this Lease by any architect, contractor, subcontractor, laborer, or materialman performing any labor or furnishing any materials to Tenant for any improvement, alteration, or repair of or to the Leased Premises, the Building, or any part thereof. If any lien is filed on Landlord’s interest in the Building or Tenant’s interest in the Leased Premises, Tenant shall cause the same to be discharged of record within thirty (30) days after filing, or post a bond reasonably satisfactory to Landlord pending such discharge. If Tenant does not discharge the lien within the thirty (30) day period or post the bond, then, in addition to any other right or remedy of Landlord, Landlord may, but is not obligated to, discharge the lien by paying the amount claimed to be due or by procuring the discharge of the lien by deposit in court or bonding. Any amount paid by Landlord relating to any lien not caused by Landlord, and all reasonable legal and other expenses of Landlord, including reasonable attorneys’ fees, in defending any action or in procuring the discharge of any lien, with interest thereon at the Interest Rate from date of payment by Landlord until paid by Tenant, is payable by Tenant to Landlord on demand as Rent.

Section 6.04 Maintenance and Repair by Landlord

(a) Landlord shall maintain the Building in a clean, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Building. Landlord shall keep or cause to be kept (i) the roof, exterior walls, foundations, exterior canopies, gutters and water spouts, truck loading facilities and structural components of the Building, utility services extending to the service connections within the Leased Premises and those improvements located on the exterior of the Leased Premises, (ii) the Common Areas and (iii) all other improvements in a neat, clean and orderly condition (including repair and replacement), reasonable wear and tear excepted, and shall promptly repair any damage to such improvements.

(b) Landlord shall pay the cost of repairs and replacements due to damage or injury to the Leased Premises or Tenant’s personal property located therein resulting from the negligence or willful misconduct of Landlord, or Landlord’s employees, agents or contractors. Any amounts due Tenant pursuant to this section 6.04(b) shall be payable within thirty (30) days after written notice from Tenant to Landlord.

ARTICLE VII - INSURANCE, FIRE AND CASUALTY

Section 7.01 Tenant’s Insurance

(a) Tenant shall, at its expense, maintain at all times a policy or policies of insurance insuring Tenant against all liability for injury to or death of a person or persons and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises or by the condition of the Leased Premises (including Tenant’s contractual liability to indemnity and defend Landlord) with a combined single limit of $1,000,000 for bodily injury and property damages, or with increased limits as may be required from time to time by Landlord by giving notice to Tenant Tenant’s policies must be written by an insurance company or companies satisfactory to Landlord and licensed to do business in the State of Texas with Landlord and Landlord’s manager named as additional insureds without restriction. If Tenant has an umbrella or excess policy, Tenant shall name Landlord and Landlord’s manager as additional insureds without restriction on all layers of umbrella or excess policies. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least fifteen (15) days prior to cancellation of the insurance.

(b) Tenant shall deliver copies of its insurance policies or duly executed certificates of insurance to Landlord prior to occupying any part of the Leased Premises. Tenant shall deliver satisfactory evidence of renewals of the insurance policies to Landlord at least fifteen (15) days prior to the expiration of the respective policies. If Tenant fails to comply with these insurance requirements, Landlord may obtain the insurance and Tenant shall pay to Landlord on demand as additional Rent the premium cost thereof plus interest at the Interest Rate from the date of payment by Landlord until paid by Tenant.

(c) Tenant shall use its best efforts to insure that all contractors, subcontractors, moving companies and others performing work of any type for Tenant in the Building shall comply with the insurance requirements set out on Exhibit E attached hereto and incorporated herein by reference, as such requirements may be revised from time to time by Landlord.

Section 7.02 Landlord’s Insurance

Landlord shall, at all times during the Lease Term, maintain a policy of insurance insuring the Building against loss or damage by fire, explosion or other hazards and contingencies in amounts determined by Landlord. Tenant agrees that all personal property upon the Leased Premises shall be at the risk of Tenant only that the Landlord shall not be liable for any damage thereto or theft thereof. Tenant will not permit anything to be done which will in any way increase the rate of fire and casualty insurance on the Building or contents. If by reason of any act or conduct of business of Tenant there shall be any increase in the rate of insurance on the Building or contents created by Tenant’s acts or conduct of business, such act or conduct shall constitute an event of default under this Lease unless Tenant, upon receiving thirty (30) days notice, agrees to pay Landlord the amount of such increase on demand.

Section 7.03 Fire or Other Casualty

(a) If the Leased Premises or any part thereof are damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord. If the Building is so damaged by fire or other casualty that, in Landlord’s reasonable opinion and discretion, substantial alteration or reconstruction of the Building is required or desirable (whether or not the Leased Premises are damaged) or if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of the fire or other casualty be used to retire the mortgage debt, Landlord may, at its sole option, terminate this Lease by giving Tenant notice of termination within sixty (60) days after the date of the damage. If Landlord terminates this Lease under this Section, the Rent shall abate as of the date of the damage.

(b) If Landlord does not elect to terminate this Lease, Landlord shall, within severity-five (75) days after Landlord’s receipt of insurance proceeds relating to the damage, commence to repair and restore the Building (except that Landlord is not responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the casualty; provided however, if Landlord cannot assure Tenant that Tenant shall have full use of the Leased Premises within sixty (60) days of the casualty, Tenant shall have the right to terminate this Lease by giving written notice to Landlord, Landlord is not required to rebuild, repair, or replace any part of Tenant’s furniture or furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease. Landlord is not liable for any inconvenience or annoyance to Tenant or any Tenant’s employees or injury to the business of Tenant resulting in any way from casualty damage or the repairs; provided, during the time and to the extent the Leased Premises are unfit for occupancy, Landlord shall either furnish Tenant with comparable office space at prevailing market rates or a fair diminution of Rent, the choice of which is at Tenant’s sole discretion.

(c) If the damages are caused by the negligence or willful misconduct of Tenant or Tenant’s employees, Rent does not abate. Any insurance carried by Landlord or Tenant against loss or damage to the Building or to the Leased Premises is for the sole benefit of the party carrying the insurance and under its sole control.

Section 7.04 Waiver of Subrogation

Each party waives all claims that arise or may arise in its favor against the other party, or anyone claiming through or under them, by way of subrogation or otherwise, during the Lease Term or any extension or renewal thereof, for all losses of, or damage to, any of its property (whether or not the loss or damage is caused by the fault or negligence of the other party or anyone for whom the other party is responsible), which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that the loss or damage is recovered under the insurance policies. These waivers are in addition to, and not in limitation of, any other waiver or release in this Lease with respect to any loss or damage to property of the parties. Since these mutual waivers preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party shall immediately give each insurance company issuing to it policies of fire and extended coverage insurance written notice of the terms of these mutual waivers, and have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of these waivers.

ARTICLE VIII - CONDEMNATION

(a) If all or substantially all of the Building is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when physical possession of the portion of the Building is taken by the condemning authority, provided, however, that the Landlord shall give Tenant notice within fifteen (15) days of any governmental action or notification of condemnation proceedings or intent to initiate condemnation proceedings, in which case, Tenant shall have sixty (60) days to terminate this Lease. If less than all or substantially all of the Building is taken or sold, Landlord (whether or not the Leased Premises are affected) may terminate this Lease by giving sixty (60) days notice to Tenant within sixty (60) days after the right of election accrues.

(b) If this Lease is not terminated upon any taking or sale of less than all or substantially all of the Building:

(1) The Rent will be reduced by an amount representing that part of the Rent properly allocable to the portion of the Leased Premises taken or sold, if any; and

(2) Landlord shall, at Landlord’s sole expense, restore the Building to substantially its former condition to the extent reasonably deemed feasible by Landlord, but:

(A) Landlord’s restoration obligation does not exceed the scope of the work done by Landlord in originally constructing the Building and installing Tenant finish improvements in the Leased Premises; and

(B) Landlord is not required to spend for the work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building so taken.

(c) Landlord is entitled to receive all of the compensation awarded upon a taking of any part or all of the Building. Tenant is entitled to make a claim against the condemning authority and to receive any award from the condemning authority for the value of the unexpired lease term, moving costs and damages to Tenant’s personal property, fixtures, loss of business and business interruption.

ARTICLE IX - INDEMNIFICATIONS AND WAIVER

Section 9.01 Limitations on Liability of Landlord: Waiver

(a) Landlord is not liable to any Tenant, and Tenant waives any liability of Landlord, and Tenant is not liable to Landlord, and Landlord waives any liability of Tenant for:

(1) any injury or damage to person or property due to the condition or design of, or any defect in, the Building that exists now or occurs in the future, except for gross negligence or willful misconduct;

(2) any injury or damage to person or property due to the Building or related improvements or appurtenances being out of repair, or defects in or failure of pipes or wiring, or backing up of drains, or the bursting or leaking of pipes, faucets and plumbing mixtures, or gas, water, steam, electricity, or oil leaking, escaping, or flowing into the Leased Premises, unless caused by willful misconduct or gross negligence;

(3) any loss or damage caused by the acts or omissions of other tenants in the Building or of any other persons, excepting only the willful misconduct or gross negligence of duly authorized employees and agents; or

(4) any loss or damage to property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition, order, of governmental authority, and any other cause.

(b) No partner, employee, agent, director, or officer of Landlord or Tenant has any personal liability for any amounts payable or obligations performable by Landlord or Tenant under this Lease.

Section 9.02 Tenant’s Indemnification of Landlord: Assumption: Employees’ Claims (a) Tenant and Landlord shall indemnify, defend, and hold each other harmless from:

(1) all fines, suits, losses, costs, liabilities, claims, demands, actions, and judgments of every kind and character by reason of any breach by either party under this Lease; and

(2) all claims, demands, actions, damages, losses, costs, liabilities, expenses, and judgments suffered by, recovered from, or asserted against Landlord or Tenant due to injury or damage to person or property to the extent that the damage or injury is caused, either proximately or remotely, wholly or in part, by an act, omission, negligence, or misconduct of Landlord or Tenant or Tenant’s employees, or when the injury or damage is the result, proximate or remote, of the violation by Landlord or Tenant or any of Landlord’s or Tenant’s employees of any Applicable Law, or when the injury or damage in any other way arises out of the occupancy or use by Landlord or Tenant or any Landlord’s or Tenant’s employees of the Leased Premises or the Building.

(b) Tenant and Landlord are not required to indemnify, defend, or hold each other harmless from any claim, demand, fine, suit, loss, liability, action or Judgment arising solely from each other’s respective negligence or willful misconduct

(c) If either party, Tenant or Landlord, is made a party to any litigation commenced by or against the other party or the other party’s employees or relating to this Lease, to the Leased Premises or the Building, then the other party shall pay all costs and expenses, including attorneys fees and court costs, incurred by or imposed by virtue of the litigation. The amount of all costs and expenses, including attorney’s fees and court costs, is a demand obligation payable by the party who commences the action or who is originally sued, bearing interest at the Interest Rate from the date of payment by Landlord until paid by Tenant

(d) Except as otherwise provided herein, all personal property in the Leased Premises is at the sole risk of Tenant

(e) The provisions of this Section 9.02 survive the expiration or earlier termination of this Lease.

Section 9.03 No Implied Waiver

The failure of Landlord or Tenant to insist at any time upon the strict performance of any of the terms of this Lease or to exercise any option, right, power or remedy contained in this Lease is not a waiver of the right or remedy for the future. The waiver of any breach of this Lease or violation of the Rules and Regulations attached hereto does not prevent a subsequent act, which would have originally constituted a breach or violation, from having all the force and effect of an original breach or violation. No express waiver affects any terms other than the ones specified in the waiver and those only for the time and in the manner specifically stated. Acceptance by Landlord, or payment by Tenant, of any Rent after the breach of any of the terms of this Lease or violation of any Rule or Regulation is not a waiver of the breach or violation or the right to collect applicable late charges and interest, and no waiver by Landlord of any of the terms of this Lease is effective unless expressed in writing and signed by Landlord or Tenant.

Section 9.04 Waiver by Tenant

INTENTIONALLY OMITTED

Section 9.05 Hazardous Materials

(a) Tenant has no liability or responsibility with respect to Hazardous Substances, if any, which were placed or located within the Leased Premises or the Building prior to the Effective Date, but Tenant may not:

(1) cause or permit the escape, disposal, or release in the Leased Premises or the Building of any biologically active, chemically active, or hazardous substances or materials (hereafter referred to as “Hazardous Substances”); or

(2) bring, or permit or allow any Tenant’s employee to bring, any Hazardous Substances into the Leased Premises or the Building.

The term Hazardous Substances includes, but is not limited to, those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Texas Water Code, the Texas Solid Waste Disposal Act, and other applicable state or local environmental laws and the regulations adopted under those acts.

(b) If any lender or governmental agency requires testing to ascertain whether or not a release of Hazardous Substances has occurred in or on the Leased Premises or the Building based on probable cause that a release occurred and was caused by any Tenant or Tenant’s employees, then Tenant shall reimburse the reasonable costs of the testing to Landlord as Rent within thirty (30) days from the date of written notice from Landlord.

(c) Tenant shall execute affidavits, representations, and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Substances in the Leased Premises and the Building.

(d) Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Substances in or on the Leased Premises or the Building caused or permitted by any Tenant or Tenant’s employees.

(e) Landlord may not cause or permit the escape, disposal, or release in the Building of any Hazardous Substances or bring, or knowingly permit any tenant to bring, any Hazardous Substances into the Building.

(f)	The provisions of this Section 9.05 survive the expiration or earlier termination of this Lease.

ARTICLE X - ASSIGNMENT AND SUBLETTING

10.01 Assignment or Subletting Without Consent

(a) Tenant may, subject to the below conditions, sublet or assign all or a portion of the Leased Premises so long as Tenant first offers back the Leased Premises to Landlord (in accordance with subparagraph (d) below).

(b) In the event Landlord elects not to terminate the Lease as to the portion of the Leased Premises Tenant desires to sublease or assign, the same shall be allowed if: (i) Tenant reconfirms in writing it is still liable in all respects under the Lease; (ii) Landlord reasonably approves the written sublease or assignment document; and (iii) such proposed subtenant or assignee does not violate (1) any exclusive rights to operate certain types of business in the building, and (2) the use of such proposed subtenant or assignee does not violate any material provision of the Lease, including, but not limited to, rules and regulations.

(c) In the event the Base Rent paid by any assignee or subtenant exceeds the Base Rent due from Tenant, Landlord shall be entitled to receive one-half ( 1/2) of such excess less one-half ( 1/2) reasonable costs (including tenant build-out and brokerage commission) in addition to the Base Rent

(d) Within fifteen (15) days receipt of written notice from Tenant of its intent to sublet or assign, Landlord may exercise an option to terminate the Lease as to that portion of the Leased Premises Tenant desires to sublet or assign. In the event Landlord elects to exercise this right to terminate the Lease, Tenant shall surrender possession of the Leased Premises to Landlord on the later of (i) the proposed date of possession by the assignee or subtenant or (ii) sixty (60) days after the date of Landlord’s notice of termination to Tenant. Landlord may not elect to exercise its option to terminate granted herein if the proposed subtenant or assignee is an affiliate or subsidiary of Tenant

ARTICLE XI - DEFAULT

Section 11.01 Default

(a) Each of the following shall constitute an “Event of Default” by Tenant:

(1) The Tenant abandons all or any part of the Leased Premises and fails to pay one or more installments of Base Rent or Additional Rent due hereunder; or, if Tenant is a corporation or partnership, Tenant dissolves or liquidates; or

(2) The filing of a petition to declare Tenant bankrupt or to delay, reduce or modify Tenant’s debts or obligations, or for the appointment of a receiver or trustee of Tenant or its property or for the winding up or liquidation of its affairs; or if Tenant makes an assignment of the benefits of Tenant’s creditors or admits in writing Tenant’s inability to pay the debts due; or, if Tenant dissolves or liquidates; and in either case does not pay any Rent due hereunder, or

(3) The failure of Tenant to pay when due any subsequent installment of Base Rent, or Additional Rent, or any other money payments due hereunder, or any part thereof, and such failure shall continue for a period often (10) days after Landlord has delivered to Tenant written notice of such failure provided, however, if Tenant fails to pay installments of Rent, Additional Rent, or any other money payments due hereunder on a timely basis: (i) on three (3) or more occasions during any calendar year, or (ii) in two (2) or more consecutive calendar months, then Landlord will thereafter have no obligation to deliver any notice of default to Tenant under the terms hereof and an “Event of Default” will be deemed to have occurred immediately upon the failure of Tenant to pay when due any installment of Rent, Additional Rent, or any other money payments due hereunder, without any grace period and without necessity of Landlord delivering any notice of default to Tenant); or

(4) The failure of Tenant to fulfill or perform in whole or in part, any material agreement or provision of this Lease which is an obligation upon Tenant, other than the payment of Rent, Additional Rent or any other money amounts due hereunder, and such failure or nonperformance shall continue for a period of thirty (30) days after written notice thereof has been given by Landlord to Tenant; or

(b) Upon the occurrence of any Event of Default, Landlord shall have the option to do any one or more of the following without any notice or demand, in addition to and in limitation of any other remedy permitted by law or by this lease:

(1) Landlord may terminate this Lease and, subject to the provisions of Article DC, be entitled to recover forthwith as damages a sum of money equal to the total of: (i) the cost of recovering the Leased Premises (including attorneys’ fees and costs of suit); (ii) the unpaid Rent earned at the time of termination, plus interest thereon at Interest Rate; (iii) the entire amount of the total Rent payable during the remainder of the Lease Term; and (iv) any other sum of money and damages owed by Tenant to Landlord.

(2) Landlord may terminate Tenant’s right of possession (but not this Lease) and may repossess the Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may (but shall be under no obligation to do so) relet the Leased Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord, in Landlord’s sole and absolute discretion. For the purpose of such reletting, Landlord is authorized to make any repairs, changes, alterations, or additions in or to Leased Premises which Landlord may consider to be necessary, in Landlord’s reasonable judgment. If Landlord shall fail or refuse to relet the Leased Premises, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent and all other sums due hereunder, plus the cost of recovering possession of the Leased Premises, plus interest on all of the foregoing at the Interest Rate. If the Leased Premises are relet and a sufficient sum is not realized from such reletting (after paying the reasonable cost of recovering possession of the Leased Premises, plus all of the costs and expenses of repairs, changes, alterations, and additions to the Leased Premises, plus all expenses of reletting the Leased Premises, plus interest on all of the forgoing at the Interest Rate) to satisfy the Rent provided for in this Lease to be paid, plus all other sums owed by Tenant to Landlord, plus interest on all of the foregoing at the Interest Rate, then Tenant shall satisfy and pay any such deficiency to Landlord upon demand therefor from time to time, and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph from time to time, and that no delivery or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(3) Landlord may make such payments and/or take such actions (including, without limitation, entering upon or within the Leased Premises, by force if necessary) and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant covenants and agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, together with interest thereon at the Interest Rate from the date paid by Landlord.

(4) At any time after an Event of Default by Tenant has occurred hereunder, Landlord shall have the right to change or modify door locks on entry doors to the Leased Premises, and such right to modify or change locks shall continue so long as Tenant is in default hereunder. Landlord shall not be obligated to furnish Tenant with a new key or to allow Tenant to enter the Leased Premises, until and unless Tenant has cured any default hereunder. Landlord may take such action as is required to cure any breach or default by Tenant hereunder and bill Tenant for any expenses incurred by Landlord in curing such breach, and Tenant shall be obligated to pay such bill immediately upon its receipt by Tenant

(5) Landlord shall have the right to cause a receiver to be appointed in any action against Tenant to take possession of the Leased Premises and/or to collect the rents or profits derived therefrom. The appointment of such receiver shall not constitute an election on the part of Landlord to terminate this Lease unless notice of such intention is given to Tenant

(6) After terminating this Lease or Tenant’s right to possession of the Leased Premises, Landlord may, without notice to Tenant or any other party, remove any and all personal property located in the Leased Premises and either dispose of or store such personal property at Tenant’s expense.

(7) In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation, of any of the provisions of this Lease, or to a decree compelling performance of any other provisions of this lease, or to any other remedy allowed at law or in equity.

Notwithstanding any other remedy or provision set forth in this Lease: (i) this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with the notice provisions of this Lease, and no other act or omission of Landlord shall be construed as a termination of this Lease; (ii) all rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other, (iii) Tenant agrees that acceptance of full or partial payments by Landlord after notice of termination or forfeiture will not constitute a waiver of the default, termination, or forfeiture unless Landlord agrees to a waiver in writing, nor affect any legal proceedings taken or to be taken by Landlord except to reduce Tenant’s obligation to Landlord by the amount of such payment; and (iv) waiver by Landlord of any defaults or breaches by Tenant of any provisions of this Lease shall not bar Landlord thereafter from requiring prompt performance by Tenant of the obligations of this Lease, nor shall Landlord be barred thereafter from immediate exercise of any of Landlord’s rights or remedies in case of continuing or subsequent default or violation by Tenant

Section 11.02 Landlord’s Lien

(a) Tenant hereby grants to Landlord a security interest to secure payment of all Rent and other sums of money coming due hereunder from Tenant and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant agreement or condition contained herein, upon all equipment fixtures, furniture, improvements and other personal property owned by Tenant presently or which mav hereafter be situated on the Leased

Premises, and all proceeds therefrom. Such property shall not be removed from the Leased Premises at any time without the consent of the Landlord until all arrearages in Rent as well as any other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements, and conditions hereof have been fulfilled and performed by Tenant. In addition to any other remedies provided herein, in the event of default Landlord may enter the Leased Premises and take possession of any and all equipment fixtures, furniture, improvements and other personal property of Tenant situated upon the Leased Premises without liability for trespass or conversion. Landlord may sell the same at a public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice as to the time and place of the sale. At such sale. Landlord or its assigns may purchase the Property unless such purchase is otherwise prohibited by law. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is given to Tenant at the address hereafter prescribed at least thirty (30) days prior to the time of the sale. The proceeds of any such disposition, less all expenses connected with the taking of possession and sale of the property, including a reasonable attorney’s fee, shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant and Tenant shall pay any deficiencies upon demand. Upon request by Landlord. Tenant will execute and deliver to Landlord a financing statement in a form sufficient to perfect the security interest of the Landlord in the aforementioned property and the proceeds thereof under the provision of the uniform commercial code in force in the State of Texas. The statutory lien for Rent is not waived: the security interest herein granted is in addition and supplementary thereto. Notwithstanding anything to the contrary, this provision shall not be effective if it violates any security interest previously granted by Tenant to any third party.

(b) Landlord agrees to reasonably subordinate its Landlord’s lien to any lender or similar entity which provides purchase money financing or a financing lease facility for furnishings and equipment located in the Leased Premises.

Section 11.03 Mitigation of Damages

(a) Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

(b) Landlord and Tenant agree to the following criteria in connection with Landlord’s obligation to mitigate damages after a default by Tenant under this Lease:

(1) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants of the Leased Premises until and unless Landlord obtains full and complete possession of the Leased Premises, including without limitation, the final and unappealable legal right to relet the Leased Premises free of any claim of Tenant.

(2) Landlord will not be obligated to offer the Leased Premises to a prospective tenant when other premises suitable for that prospective tenant’s use are (or soon will be) available in the Building or in any other building which is located in the vicinity of the Building and which is owned by Landlord or by any affiliate of Landlord. For all purposes under this Lease, affiliates of Landlord shall mean and include: (i) any person or entity owning or holding (directly or indirectly) any interest in Landlord; and (ii) any entity in which Landlord or any person or entity owning or holding any interest (directly or indirectly) in Landlord, owns or holds any interest (directly or indirectly).

(3) Landlord will not have any obligation to lease the Leased Premises for any rental less than the current rate then prevailing for similar space in the Building (or if no similar space is available in the Building, the current fair market rental then prevailing for similar space in comparable buildings in the same market area as the Building) nor shall Landlord be obligated to enter into a new lease under any terms or conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building.

(4) Landlord will not be obligated to enter into any lease with any prospective tenant whose presence or operations in the Building would: (i) disrupt the tenant mix or balance of the Building; (ii) violate any restriction, covenant or requirement contained in the lease of another tenant in the Building; (iii) adversely affect the reputation of the Building; or (iv) be incompatible with the operation of the Building as a first class office building.

(5) Landlord will not be obligated to enter into a lease with any prospective tenant which does not have, in Landlord’s sole judgment and opinion, sufficient financial resources and operating experience to operate the Leased Premises in a first class manner and meet its financial obligations.

(6) Landlord will not be required to expend any amount of money to alter, remodel or otherwise make the Leased Premises suitable for use by any prospective tenant.

(7) Landlord will have no obligation to advertise or expend any sums of money to market the Leased Premises.

(8) Tenant shall have the right to show the Leased Premises and to negotiate a lease agreement on the same or substantially similar terms as this Lease Agreement, and in the event modifications to the Leased Premises are required, to execute a new lease agreement with a prospective tenant; Tenant shall have the right to pay for said modifications subject to the approval of the modifications by Landlord which shall not be unreasonably withheld and further subject to the Tenant posting with a mutually acceptable third party or escrow agent sums sufficient to pay for any modifications; plans for modification and/or alterations shall first be submitted to Landlord for its approval, as well as any contractors hired to perform the work, said approval not to be unreasonably withheld by Landlord.

If Landlord makes the Leased Premises available for reletting under the criteria set forth hereinabove, Landlord will be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default, and Tenant hereby waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of set-off or recoupment respecting the mitigation of damages by Landlord (or alleged failure by Landlord to adequately mitigate its damages), unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section 11.03.

(c) Tenant’s right to seek mitigation as a result of a default by Landlord under this Section 11.03 shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant’s property or business, or to any of Tenant’s officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

ARTICLE XII- MISCELLANEOUS PROVISIONS

Section 12.01 Rights Reserved by Landlord

Landlord reserves the following rights, which may be exercised by Landlord at any time and from time to time with notice and without liability to Tenant or Tenant’s employees for damage or injury to property, persons, or business. The rights reserved by Landlord hereunder are as follows:

(a) To change the Building’s name.

(b) To install, affix, and maintain any signs on the exterior and interior of the Building.

(c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and similar equipment, and to control all internal lighting that is visible from the exterior of the Building.

(d) To designate, restrict, and control all sources within the Building where Tenant may obtain ice, drinking water, towels, toilet supplies, catering, food and beverages, and like or other services on the Leased Premises and, in general, the exclusive right to designate, limit, restrict and control any business and any service in or to the Building and its tenants.

(e) To enter upon the Leased Premises at reasonable hours to clean and with reasonable notice (except in the case of an emergency) to inspect, or make repairs or alterations to the Leased Premises (but without any obligation to do so, except as expressly specified in this Lease), to make repairs or alterations to any part of the Building or the Building systems (including adjacent premises), to show the Leased Premises to prospective lenders, purchasers, and, during the last six (6) months of the Lease Term, to show the Leased Premises to prospective tenants at reasonable hours and, if the Leased Premises are vacant, to prepare them for re-occupancy.

(f) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Premises. No locks may be changed or added without the prior written consent of Landlord.

(g) To decorate and make repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building and for those purposes to enter upon the Leased Premises and, during the continuance of the work, temporarily close doors, entryways, public space, and corridors in the Building, to interrupt or temporarily suspend Building services and facilities, and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement or set-off of Rent or affecting any of Tenant’s obligations under this Lease, so long as the Leased Premises are reasonably accessible and useable. Landlord will use its best efforts to conduct such activities in the Leased Premises during non-business hours.

(h) To have and retain a paramount title to the Leased Premises and the Building free and clear of any act of Tenant purporting to burden or encumber the Leased Premises or the Building.

(i) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided the exclusive right does not operate to exclude Tenant from the uses expressly permitted in this Lease.

(j) To approve the weight, size, and location of safes, heavy equipment, file cabinets, book shelves, and other heavy items in and about the Leased Premises and the Building and to reasonably require all those items and all furniture to be moved into and out of the Building and the Leased Premises only at times and in a manner specified by Landlord. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

(k) To have access for Landlord and other tenants in the Building to any mail chutes or other depositories located on the Leased Premises according to the rules of the United States Postal Service.

(1) To take reasonable measures as Landlord deems advisable for the security of the Building and its occupants including, without limitations, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after Building Standard Hours, subject to Tenant’s right to admittance when the Building is closed after Building Standard Hours under reasonable regulations Landlord may prescribe from time to time.

(m) To transfer, assign or convey, in whole or in part, the Building and Landlord’s rights under this Lease. If Landlord transfers, assigns, or conveys its rights under this Lease, and assignee assumes all of the Landlord’s obligations hereunder, Landlord is released from any obligations which arise under this Lease after the date of such transfer, conveyance or assignment and Tenant shall look solely to the successor in interest of Landlord for performance of the obligations of “Landlord” thereafter under this Lease.

(n) Landlord agrees no action shall be taken pursuant to this Section 12.01 which will (i) detract from any signage of Tenant or (ii) materially limit the access or usage of Tenant and Tenant’s employees or agents to the Building.

Section 12.02 Taxes on Tenant’s Property

Tenant shall pay, and indemnity, defend, and hold Landlord harmless against, all taxes levied or assessed against personal property, furniture, fixtures, or other improvements placed by or for Tenant in the Leased Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord is required to pay the taxes or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture, fixtures, or other improvements placed by or for Tenant in the Leased Premises and Landlord elects to pay the increased taxes, Tenant shall pay to Landlord on demand as additional Rent that part of the taxes for which Tenant is liable under this Section.

Section 12.03 Attorneys’ Fees and Legal Expenses

If either party files litigation concerning the interpretation or enforcement of this Lease, the prevailing party is entitled to recover from the losing party the prevailing party’s reasonable attorneys’ fees, court costs, and expenses, both at the trial level and at the appellate level.

Section 12.04 Subordination

(a) This Lease and all rights of Tenant under this Lease are subject and subordinate to:

(1) any mortgage or deed of trust secured by a lien against the Building (a “Mortgage”) that now or hereafter covers all or any part of the Leased Premises (the mortgagee under any Mortgage is referred to herein as “Landlord’s Mortgage”); and

(2) all increases, renewals, modifications, consolidations, replacements, and extensions of any mortgage or deed of trust; and

Contemporaneously with the execution hereof, Tenant and each existing Landlord’s Mortgagee have entered into a Subordination, Attornment and Non-Disturbance Agreement, substantially in the form of Exhibit F attached hereto (“SNDA”). The subordination of this Lease to any future Mortgage or primary Lease shall be conditioned upon Landlord’s Mortgagee entering into a SNDA substantially in the same form as that executed contemporaneously with the execution hereof or another form reasonably acceptable to Tenant and Landlord’s Mortgagee. Tenant shall, within fifteen (15) days after demand at any time or times, execute, acknowledge, and deliver to Landlord, or to Landlord’s Mortgagee, any instruments that may be reasonably requested by Landlord or any mortgagee of Landlord’s to more effectively effect or evidence this subordination to any mortgage or deed of trust.

(b) If any mortgage or deed of trust against the Building is foreclosed, Tenant shall, upon request by the purchaser at the foreclosure sale:

(1) attorn to the purchaser and recognize the purchaser as “Landlord” under this Lease; and

(2) execute, acknowledge, and deliver to the purchaser on agreement in substantially the form of the SNDA confirming such attornment as such purchaser may reasonably request, with such Purchaser recognizing the Lease and agreeing not to disturb Tenant pursuant to the terms of the Lease.

(c) Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant under this Lease if any foreclosure sale occurs. This Lease is not affected in any way whatsoever by any foreclosure sale unless Landlord’s Mortgagee declares otherwise pursuant to the terms of the SNDA with such Landlord’s Mortgagee.

Section 12.05 Estoppel Certificates

Tenant shall, from time to time within ten (10) days after receipt of a request for same, execute, acknowledge, and deliver to Landlord an Estoppel Certificate in substantially the form attached as Exhibit G.

Section 12.06 Financial Statements

Tenant will, from time to time, within twenty (20) days after receipt of a request for same, furnish to Landlord copies of its most current financial statements as filed with the United States Securities and Exchange Commission. Landlord will be authorized to deliver such financial statements to any existing or proposed partner, investor, lender or purchaser, or any agent or employee of any such parties.

Section 12.07 Notices

All notices, requests, approvals, and other communications required or permitted to be delivered under this Lease must be in writing and are effective:

(a) on the same business day sent, if sent by telecopier prior to 5:00 P.M., Austin, Texas time and the sending telecopier generates a written confirmation of sending;

(b) the next business day after delivery on a business day to a nationally-recognized-ovemight courier service for prepaid overnight delivery;

(c) if orderly delivery of the mail is not then disrupted or threatened, in which event some method of delivery other than the mail must be used, three (3) days after being deposited in the United States mail, certified, return receipt requested, postage prepaid; or

(d) upon receipt if delivered personally or by any method other than by telecopier (with written confirmation), nationally-recognized overnight courier service, or mail;

in each instance addressed to Landlord or Tenant, as the case may be, at the address or the addresses (if more than one) specified for such party in the Basic Lease Provisions, or to any other address or addresses either party may designate by ten (10) days’ prior notice to the other party.

Section 12.08 Business Purpose

Tenant represents that this Lease is executed by Tenant, and all obligations of Tenant arising out of this Lease are, primarily for business or commercial purposes and not for personal, family, or household purposes.

Section 12.09 Severability

Each of the terms of this Lease is, and must be construed to be, separate and independent If any of the terms of this Lease or its application to any person or circumstances is to any extent invalid and unenforceable, the remainder of this Lease, or the application of that term to persons or circumstances other than those as to which it is invalid or unenforceable, are not affected thereby.

Section 12.10 No Merger

The fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in the leasehold estate as well as the fee estate in the Leased Premises or any interest in the fee estate does not cause a merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Premises.

Section 12.11 Force Majeure

When this Lease prescribes a period of time for action to be taken by Landlord or Tenant, other than the payment of Rent hereunder, Landlord and Tenant are not liable or responsible for, and there is excluded from the computation for the period of time, any delays due to strikes, acts of God, shortages of labor or materials, war, governmental laws, regulations, restrictions, or any other cause of any kind that is beyond the control of Landlord or Tenant.

Section 12.12 Gender

Words of any gender used in this Lease include any other gender and words in the singular number include the plural, unless the context otherwise requires.

Section 12.13 Joint and Several Liability

If there is more than one Tenant, the obligations imposed upon Tenant under this Lease are joint and several. If Tenant is a general or limited partnership, each general partner of Tenant is jointly and severally liable for the obligations imposed upon Tenant under this Lease.

Section 12.14 No Representations

Landlord or Landlord’s agents made no representations or promises with respect to the Leased Premises or the Building except as expressly set forth in this Lease. No rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

Section 12.15 Entire Agreement Amendments

This Lease is the entire agreement between the parties and supersedes all negotiations, considerations, representations, and understandings between Landlord and Tenant prior to the date hereof. No act or omission of any employee or agent of Landlord or of Landlord’s Broker may alter, change, or modify any of the terms of this Lease. No amendment or modification of this Lease is binding unless expressed in a written instrument executed for that purpose by Landlord and Tenant Section 12.16 Section Headings

The section headings in this Lease are for convenience only and in no way enlarge or limit the scope or meaning of the paragraphs in this Lease.

Section 12.17 Binding Effect

All terms of this Lease are binding upon the respective heirs, personal representatives, successors, and, to the extent assignment is permitted, assigns of Landlord and Tenant

Section 12.18 Counterparts

This Lease may be executed in two (2) or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument

Section 12.19 Rental Tax

Tenant shall pay as Rent all licenses, charges, and other fees of every kind and nature as and when they become due arising out of or in connection with Tenant’s use and occupancy of the Leased Premises and the Building (including the adjacent parking garage), including but not limited to, license fees, business license taxes, and privilege, sales, excise, or other taxes (other than income) imposed upon Rent or upon services provided by Landlord or upon Landlord in an amount measured by Rent received by Landlord.

Section 12.20 No Personal Liability of Landlord

INTENTIONALLY OMITTED

Section 12.21 Authority to Sign Lease

If Tenant is a corporation or a partnership (general or limited), each person(s) signing this Lease as an officer or partner of Tenant represents to Landlord that such person(s) is authorized to execute this Lease without the necessity of obtaining any other signature of any other officer or partner, that the execution of this Lease has been authorized by the board of directors of the corporation or by the partners of the partnership, as the case may be, and that this Lease is fully binding on Tenant. Landlord reserves the right to request evidence of the approval of this Lease and authorization of Tenant’s signatories to bind Tenant, which evidence shall be satisfactory in form and content to Landlord and its counsel.

Section 12.22 Execution and Approval of Lease

Employees and agents of Landlord and of Landlord’s Broker have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this Lease for examination and negotiation is not an offer to lease, agreement to reserve, or option to lease the Leased Premises. This Lease is effective and binding on Landlord only upon the execution and delivery of this Lease by Landlord and Tenant

ARTICLE XIII - ADDITIONAL AGREEMENTS

All additional agreements between Landlord and Tenant, if any, with respect to this Lease and the Leased Premises are set out on Exhibit H attached hereto and incorporated herein by reference.

ARTICLE XIV - EXHIBITS AND ATTACHMENTS

The following exhibits are attached to and made a part of this Lease: Exhibit A [Land], Exhibit B [Leased Premises], Exhibit C [Building Core and Shell], Exhibit D [Building Rules and Regulations], Exhibit E [Insurance Requirements], Exhibit F [Subordination, Attornment and Non-Disturbance Agreement], Exhibit G [Estoppel Certificates]; Exhibit H [Additional Agreements] and Exhibit I [Option to Extend Lease Term],

This Lease is executed in multiple originals as of the Effective Date.

LANDLORD:

DESTA TWO PARTNERSHIP, LTD.,

a Texas limited partnership

By: DESTA TWO MANAGEMENT CORP., a
Texas corporation, its general partner

By:	/s/ Paul Latham

L. Paul Latham, President

TENANT:

NEWGISTICS, Inc.,

a Delaware corporation

By:	/s/ Ray Greer

Name:	Ray Greer

Title:	CEO

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EXHIBITS AND ATTACHMENTS:

Exhibit A:	Land

Exhibit B:	Leased Premises

Exhibit C:	Building Core and Shell

Exhibit D:	Building Rules and Regulations

Exhibit E:	Insurance Requirements

Exhibit F:	Subordination, Attornment and Non-Disturbance Agreement

Exhibit G:	Estoppel Certificate

Exhibit H:	Additional Agreements

Exhibit I:	Option to Extend Lease Term

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EXHIBIT A

to Lease by and between

Desta Two Partnership, Ltd.

and

Newgistics, Inc.

LAND DESCRIPTION

Lot One (1), Block “C”, THE TERRACE, SECTION FOUR, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 97, Page(s) 115-116 of the Plat Records of Travis County, Texas.

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EXHIBIT B

to Lease by and between Desta Two Partnership, Ltd.

Newgistic, Inc.

FLOOR PLAN

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EXHIBIT C

to Lease by and between

Desta Two Partnership, Ltd.

and

Newgistics, Inc.

BUILDING CORE AND SHELL

Landlord shall furnish to the Premises at its expense:

1. Equipment to provide primary and secondary distribution of heating, ventilation and air-conditioning (“HVAC”) to the Leased Premises in accordance with plans and specifications of the Building.

3. Fire sprinklers, configured to a minimum standard layout of one sprinkler head per 225 usable square feet of floor space in the Leased Premises, or other configuration in compliance with building codes, existing and operational.

4. HVAC system configured to minimum Building Standard requirements, existing and operational, including high and medium pressure ducts and operational VAV boxes.

5. Electrical panels, both high and low voltage, with available circuit space in a ratio commensurate with the area of the floor or floors in the Building to be occupied by Tenant, existing and operational, on each floor in the electrical closet. Tenant’s total load requirement shall not exceed six (6) watts per usable square feet in the Leased Premises, light and power.

6. Building standard window treatments installed throughout.

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EXHIBIT D

to Lease by and between

Desta Two Partnership, Ltd.

and

Newgstics, Inc.

BUILDING RULES AND REGULATIONS

1. No birds, animals, reptiles, or any other creatures (other than seeing eye dogs) may be brought into or about the Building.

2. Nothing may be swept or thrown into the Common Areas.

3. Tenant may not make or permit any improper noises in the Building, create a nuisance, or do or permit anything which, in Landlord’s sole judgment, interferes in any way with or annoys other tenants or persons having business with them.

4. No equipment of any kind may be operated on the Leased Premises that could in any way annoy any other tenant in the Building.

5. Tenant shall cooperate with Building employees in keeping the Leased Premises neat and clean.

6. Corridor doors leading to Common Area, when not in use, must be kept closed.

7. No bicycles or similar vehicles are allowed in the Building.

8. Tenant shall refer all contractors, contractor’s representatives, and installation technicians rendering any service on or to the Leased Premises for Tenant to Landlord for Landlord’s approval and supervision for performance of any contractual service. This provision applies to all work performed on the Building, including installation of telephones, telephone equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment, or any other physical portion of the Building.

9. Sidewalks, doorways, vestibules, Common Area, halls, stairways and similar areas may not be obstructed by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises, or for going from one part of the Building to another part of the Building. No furniture may be placed in front of the Building or in any lobby or Common Area corridor without prior consent of Landlord.

10. Any Tenant who desires to enter the Building after Building Standard Hours, may be required to sign in upon entry and sign out upon leaving, giving the location during then-stay and their time of arrival and departure.

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11. All deliveries must be made via the service entrance and the service elevator, if one is designated, during Building Standard Hours or at other times as Landlord may determine. Prior approval must be obtained from the Landlord for all deliveries that are received after Building Standard Hours.

12. Landlord or its agents or employees may enter the Leased Premises after giving notice to Tenant (except in the case of emergency) to examine the same or to make repairs, alterations, or additions as Landlord deems necessary for the safety, preservation, or improvement of the Building.

13. Landlord may require Tenant and Tenant’s employees to evacuate the Building in the event of an emergency or catastrophe. ,

14. Tenant may not do anything, or permit anything to be done, in or about the Building, or bring or keep anything in the Building that in any way increases the possibility of fire or other casualty, or do anything in conflict with the valid laws, rules, or regulations of any governmental authority.

15. Tenant shall notify the Building manager when safes or other equipment are to be taken into or out of the Building. Moving of those items must be done under the supervision of the Building manager, after receiving approval from Landlord.

16. Landlord may prescribe the weight and position of safes and other heavy equipment that may over-stress any portion of the floor. All damage done to the Building by the improper placing of heavy items that over-stress the floor will be repaired at the sole expense of the Tenant

17. No food may be distributed from Tenant’s office without the prior approval of the Building manager, provided, however, Landlord acknowledges Tenant shall have the right to cater meals to its employees and guests and shall have the right to use warming ovens, microwave ovens and similar equipment

18. No additional locks may be placed on any doors without the prior consent of Landlord except as maybe required by law or government regulation. All necessary keys must be furnished by Landlord and must be surrendered to Landlord upon termination of this Lease. Tenant shall then give Landlord the combination for all locks on the doors and vaults.

19. All Tenant Parties shall comply with all reasonable parking rules and regulations as may be posted and distributed from time to time.

20. Plumbing and appliances may be used only for the purposes for which constructed. No sweeping, rubbish, rags, or other unsuitable material may be thrown or placed therein. Any stoppage or damage resulting to any fixtures or appliances from misuse by any Tenant or Tenant’s employees is payable by Tenant

21. No signs, posters, advertisements, or notices may be painted or affixed on any windows, doors, or other parts of the Building, except in colors, sizes, and styles, and in places, approved in advance by Landlord. Landlord has no obligation or duty to give this approval. Building standard suite identification signs will be prepared by a sign writer approved by Landlord. The

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cost of the Building standard signs is payable by Tenant. Landlord may remove all unapproved signs without notice to Tenant, at the expense of Tenant Directories will be placed by Landlord, at Landlord’s expense, in conspicuous places in the Building. No other directories are permitted.

22. No portion of the Building may be used as lodging rooms or for any immoral or unlawful purposes.

23. Tenant may not operate, or allow the operation of any coin or token operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages, or services, including but not limited to pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or other commodities, without the prior consent of Landlord.

24. Tenant must obtain Landlord’s prior written approval, which is at Landlord’s sole discretion, for installation of any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever. Landlord may control all internal lighting that is visible from the exterior of the Building and may change any unapproved lighting without notice to Tenant, at Tenant’s expense.

25. Landlord may rescind any of these Rules and Regulations and make other future reasonable Rules and Regulations as in the judgment of Landlord are from time to time needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees. Those rules, when made and notice thereof given to a Tenant, are binding upon the Tenant in the same manner as the original rules.

26. Tenant shall not permit its employees, agents or invitees to hold, carry, smoke, or dispose of a lighted cigar, cigarette, pipe, or any other lighted smoking equipment in any common area of the Building.

27. No provision in the Lease or these Rules and Regulations should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under the Americans With Disabilities Act (“ADA”) or the Texas Architectural Barriers Act (TABA), and any provision of the Lease or these Rules and Regulations which could be construed as authorizing a violation of ADA or TABA shall he interpreted in a manner which permits compliance with ADA and TABA, and the Lease and these Rules and Regulations are deemed to permit such compliance.

28. Tenant will not permit its employees, agent, invitees or contractors to bring any handgun, firearm or other weapons of any kind into or about the Building.

7

EXHIBIT E

to Lease by and between

Desta Two Partnership, Ltd.

and

Newgistics, Inc.

INSURANCE REQUIREMENTS

All contractors, subcontractors, suppliers, service providers, moving companies and others performing work of any type for Tenant in the Building shall:

•	carry the insurance listed below with companies acceptable to Landlord; and

•	furnish Certificates of Insurance to Landlord evidencing required coverages at least ten (10) days prior to the expiration dates of certificates previously furnished.

Certificates of Insurance must provide for thirty (30) days’ prior written notice of cancellation or material change to Landlord, c/o ClayDesta Corporation, Six Desta Drive, Suite 2750, Midland, Texas 79705, Attention: Senior Property Manager.

1. Commercial General Liability: This insurance policy must:

a. Be written on a standard liability policy form (sometimes known as commercial general liability insurance) but without exclusionary endorsements that may delete coverage for products/completed operation, personal and advertising injury, blanket contractual, fire legal liability or medical payments.

b. Be endorsed to provide that:

•	aggregate limits, if any, apply separately to each of the injured’s jobs or projects away from premises owned by or rented to the insured;

•	the insurance is primary and non-contributory to any insurance provided by Landlord; and

•	include the following minimum limits:

$1,000,000	General Aggregate
$1,000,000	Products - Completed Operations Aggregate
$500,000	Personal & Advertising Injury
$500,000	Each Occurrence
$50,000	Fire Damage (Any one fire)
$5,000	Medical Expense (Any one person)

8

2. Automobile Liability: Automobile liability insurance for claims of ownership, maintenance or use of owned, non-owned and hired motor vehicles at, upon or away from the Building with the following minimum limits:

$500,000	Combined Single Limit Bodily Injury and Property Damage per Occurrence

3. General Requirements: All policies must be:

•	written on an occurrence basis and not on a claims-made basis;

•	endorsed to name as additional insured Landlord, Manager and their respective officers, directors, employees, agents, partners and assigns;

•	primary and non-contributing with, and not in excess of, any other insurance available to Tenant, Landlord and Manager (or any other entity named as an additional insured); and

•	written by an insurer authorized to do business in the State of Texas for the type of insurance provided in the policy.

9

EXHIBIT F

to Lease by and between

Desta Two Partnership, Ltd.

and

Newgistics, Inc.

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (this “Agreement”) is made and entered into as of the              day of             , by and among              (hereinafter referred to as “Tenant”), Desta Two Partnership, Ltd., a Texas limited partnership (“Landlord”), and (“Mortgagee”):

WHEREAS, Mortgagee has committed to finance the Property described below and will be the owner of a certain promissory note (herein, as the same may have been or may be from time to time renewed, extended, amended or supplemented, called the “Note”), and executed by Landlord payable to the order of Mortgagee, in the original principal amount of $         , bearing interest and payable as therein provided, secured by, among other things, a Deed of Trust, Assignment, Security Agreement and Financing Statement (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Mortgage”) to be recorded in the real property records of Travis County, Texas covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference, and the improvements thereon (such Land and improvements being herein together called the “Property”);

WHEREAS, Tenant is the tenant under a lease (the “Lease”) from Landlord, dated , pertaining to certain office space (the “Premises”) on the Land; and

WHEREAS, the term “Landlord” as used herein means Landlord as the transferee, successor and/or assignee under the Lease or, if Landlord’s interest is transferred in any manner, the successors) or assign(s) occupying the position of landlord under the Lease at the time in question, but not Mortgagee or any Purchaser;

THEREFORE, for and in consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and in consideration of the mutual covenants and agreements herein contained, Tenant, Landlord, and Mortgagee hereby agree as follows:

1. Subordination. Tenant hereby agrees and covenants that the Lease, all of Tenant’s rights thereunder, Tenant’s leasehold estate created thereby, including all of Landlord’s rights to insurance proceeds and condemnation awards, and including all purchase rights, if any, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease hereafter executed by Tenant covering any part of the Property, are and shall be completely and unconditionally subject, subordinate and inferior to (a) the lien of the Mortgage, including any and all increases, amendments, renewals, modifications, substitutions, consolidations and extensions thereof, and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing

10

payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those, referred to in the preceding sentence, securing indebtedness to Mortgagee. Without limitation of any other provision hereof, Mortgagee may at its option and without joinder or further consent of Tenant, Landlord, or anyone else, at any time after the date hereof subordinate the lien of the Mortgage (or any other lien or security interest held by Mortgagee which covers or affects the Property) to the Lease by executing an instrument which is intended for that purpose and which specifies such subordination; and in the event of any such election by Mortgagee to subordinate, Tenant will execute any documents required to evidence such subordination; provided however, notwithstanding that the Lease may, by unilateral subordination by Mortgagee, hereafter be made superior to the lien of the Mortgage, the provisions of the Mortgage relative to the rights of Mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and/or insurance payable to Landlord by reason of damage to or destruction of the Premises shall be prior and superior to and shall control over any contrary provisions in the Lease.

2. Non-Disturbance. Mortgagee hereby agrees that so long as the Lease is in full force and effect and an event of default has not occurred and is continuing (beyond the period, if any, specified in the Lease within which Tenant may cure such default), (a) Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its rights under the Mortgage, including any foreclosure, and (b) Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.

3. Attornment.

(a) Tenant covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, and their successors and assigns being herein called “Purchaser”), Tenant shall attorn to Purchaser as Tenant’s new landlord, and agrees that the Lease shall continue in Ml force and effect as a direct lease between Tenant and Purchaser upon all of the terms, covenants, conditions and agreements set forth in the Lease; provided, however, that in no event shall the Purchaser be: (a) liable for any act or omission of any previous landlord (including Landlord); (b) subject to any offset, defense or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord); (c) bound by any payment of rent or additional rent made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance or, (d) bound by any amendment or modification of the Lease hereafter made without the written consent of Mortgagee.

(b) The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holders) of any of the indebtedness or other obligations secured by the Mortgage any instrument or certificate which, in the reasonable judgment of Landlord or

11

of such holders), may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, including, if requested, a new lease of the Premises on the same terms and conditions as the Lease for the then unexpired term of the Lease.

4. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, but not more than once annually, upon the request of Landlord or of any holders) of any of the indebtedness or other obligations secured by the Mortgage and Security Documents, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not),

(i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid,

(iii) the date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications of the Lease, (v) that no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, and (vi) such other matters as may be reasonably requested.

5. Acknowledgment and Agreement by Tenant. Tenant hereby acknowledges and agrees as follows:

(a) Tenant acknowledges and recognizes the Mortgage and the agreements evidencing and securing the loan evidenced by the Note.

(b) Tenant acknowledges that it is aware that Landlord’s interest in the Lease has been assigned to Mortgagee in connection with the financing of the Property and that Mortgagee will rely upon this instrument in connection with such financing.

(c) Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(d) From and after the date hereof, in the event of any default by Landlord under the Lease or any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such default, act or omission to the Mortgagee at the address stated herein; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following the sending of such notice by Mortgagee and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, but in any event no longer than sixty (60) days after receipt of such notice.

(e) Tenant has notice that the rent and all other sums due under the Lease have been assigned to Mortgagee as additional security. Tenant shall not prepay any rents or other sums due under the Lease for more than one (1) month in advance of the due dates therefor. In the event that Mortgagee notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Mortgagee or as otherwise required pursuant to such notice. Landlord hereby authorizes Tenant to make such payments to

12

Mortgagee and hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Mortgagee in accordance with this Agreement.

(f) Tenant shall send a copy of any notice or statement under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord, by registered or certified mail, postage prepaid, at the address of Mortgagee set forth in this Agreement or such other address as Mortgagee may designate to Tenant.

(g) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee.

(h) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement, and Tenant waives any requirement to the contrary in the Lease.

(i) Mortgagee and any Purchaser shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Mortgagee or any Purchaser or against any other party for which Mortgagee or any Purchaser would be liable.

(j) Mortgagee and any Purchaser shall have no obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof, provided, however, if neither Mortgagee or Purchaser elect not to assume such liability, the Base Rent under the Lease shall be reduced by the portion allocable thereunder for the authorization or otherwise recoupment of the cost of die completion or improvements.

(k) Mortgagee and any Purchaser shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, express or implied, made to Tenant by Landlord, any agent or employee of Landlord, or any other party, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(1) In the event that Mortgagee or a Purchaser shall acquire title to the Premises or the Property through foreclosure, deed in lieu of foreclosure, or otherwise, Mortgagee or such Purchaser, shall have no obligation, nor incur liability, beyond Mortgagee’s or Purchaser’s then equity interest, if any, in the Property or the Premises, the proceeds therefrom, the insurance covering Mortgagee, Purchaser, Landlord or their management company or the Building, and Tenant shall look solely to such equity interest of Mortgagee or Purchaser, the proceeds therefrom, the insurance covering Mortgagee, Purchaser, Landlord or their management company or the Building, if any, for the payment and discharge of any obligations imposed upon Mortgagee or Purchaser hereunder or under the Lease or for recovery of any judgment from

13

Mortgagee, or Purchaser, and in no event shall Mortgagee, or Purchaser, ever be personally liable for such judgment. In no event does Tenant hereby waive any of its rights under this Lease.

(m) Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant in the payment of rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed.

(n) Landlord has not agreed to any abatement of rental or period of “free rent” for the Premises unless same is specifically provided in the Lease, and Tenant agrees that in the event Mortgagee, or any Purchaser, becomes the owner of the Property, no agreement for abatement of rent not specifically provided in the Lease will be binding on Mortgagee or Purchaser.

(o) Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state or local law on the Premises or the Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first-class offices), which substances are being held, stored, and used in strict compliance with federal, state, and local laws.

6. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Note, or Security Documents or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage, Note, or Security Documents; (b) the provisions of the Mortgage, Note, and Security Documents remain in full force and effect and must be complied with by Landlord; and (c) in the event of a default under the Mortgage, Note, or Security Documents Tenant may pay all rent and all other sums due under the Lease to Mortgagee as provided in the Mortgage, Note, and Security Documents or any separate assignment. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.

7. Lease Status. Landlord and Tenant certify to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect. Tenant hereby agrees that it will not amend, alter, terminate, or waive any provision of, or consent to the amendment, alteration, termination or waiver of any provision of the Lease without the prior written consent of Mortgagee.

8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by

14

similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex, or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

9. Miscellaneous.

(a) This Agreement supersedes any inconsistent provision of the Lease.

(b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien, security interest or provisions of the Mortgage.

(c) This Agreement shall inure to the benefit and shall be binding upon Mortgagee, Landlord, Tenant, and their respective successors and permitted assigns, and any Purchaser, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Mortgagee.

(d) If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

(e) This Agreement and its validity, enforcement and interpretation, shall be governed by the laws of the State of Texas and applicable United States federal law except only to the extent, if any, that the laws of the state in which the Property is located necessarily control.

(f) The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

(g) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

15

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MORTGAGEE:

By:
Name:
Title: :

LANDLORD:

DESTA TWO PARTNERSHIP, LTD. a Texas limited partnership

By:	Desta Two Management Corp., its general partner

By:
L. Paul Latham, President

TENANT:

By:
Name:
Title: :

16

EXHIBIT G

to Lease by and between

Desta Two Partnership, Ltd.

and

Newgistics, Inc.

ESTOPPEL CERTIFICATE

            , 200

____________________________

____________________________

____________________________

____________________________

RE: Office Lease dated             , 200    , between Desta Two Partnership, Ltd. (“Landlord”) and                      (“Tenant”), a                      (as amended, the “Lease”),                     ,                     , Austin, Texas (the “Building”)

Dear                     :

Tenant understands that either (1) you are purchasing the Building from Landlord and are relying on this Estoppel Certificate in making your purchase or (2) you are making a loan to Landlord that will be secured by the Building and you are relying on this Estoppel Certificate in making your loan.

For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Tenant ratifies the Lease and certifies and agrees as follows:

1. Tenant is occupying and conducting business in the Leased Premises.

2. The Base Rent under the Lease is $         per month payable in advance on the first day of each calendar month. Base Rent is paid through             .

3. The Lease is in foil force and effect and Tenant has not assigned or subleased its interest in the Lease except as specified on Schedule A attached to this Estoppel Certificate.

4. A true and correct copy of the Lease and all amendments thereto is attached as Schedule B to this Estoppel Certificate.

5. The Lease is the entire agreement between Landlord and Tenant concerning the Leased Premises.

6. The Lease Term expires on                     ,                     .

17

7. Each of the obligations of Landlord to be performed to date under the Lease has been performed. Without limitation on the foregoing, Tenant agrees and represents that Landlord has satisfied all of its obligations, if any, regarding the installation of leasehold improvements.

8. No Event of Default by Tenant or default by Landlord has occurred under the Lease and is continuing and no act or omission has occurred that with the giving of notice or passage of time or both would constitute an Event of Default by Tenant except as specified on Schedule A.

9. Tenant is not entitled to any abatements, set-offs, or deductions from Rent under the Lease except as specified in Schedule A.

10. No Rent has been paid more than one month in advance.

11. The Security Deposit is $         .

12. Tenant agrees that upon the acquisition of the Building by any purchaser of the Building (“Purchaser”) or by any lender foreclosing any lien against the Building (“Lender”), Tenant will attorn and does attorn and agrees to recognize and does recognize such Purchaser or Lender as landlord on the condition that such Purchaser or Lender agrees to recognize the Lease subject to the rights and remedies thereunder of Landlord in the event of a default by Tenant; provided however, that such Purchaser or Lender shall have no liability or responsibility to Tenant, whether arising out of the Lease, by operation of law, or otherwise, for any cause of action or matter not disclosed herein.

13. Tenant agrees to execute such documents as any Purchaser or Lender reasonably requests for the purpose of subordinating the Lease to any mortgage or deed of trust to be placed upon the Building from time to time, provided that such subordination is subject to Tenant’s continued quiet enjoyment of the Leased Premises for so long as Tenant is not in default under the Lease. Tenant further agrees to execute and deliver any estoppel certificates requested by any Purchaser or Lender from time to time in connection with the sale or encumbrance of the Leased Premises or the Building.

14. Tenant certifies that there are no unpaid bills relating to any materials furnished or labor performed in connection with the construction of any improvements to the Leased Premises by, through or under Tenant, and no liens have been filed against the Leased Premises or the Building in connection with the construction of any improvements to the Leased Premises or the Building by, through or under Tenant.

15. Tenant hereby releases Landlord and each Purchaser and Lender from any and all liabilities, claims and/or obligations of any kind or nature arising under the Lease and/or in connection with the Leased Premises which relate to any matters or events occurring on or before the date of this Estoppel Certificate, except as set forth on Schedule C attached hereto.

16. This Tenant Estoppel Agreement is made and given with the understanding that any Purchaser or Lender may rely on it in purchasing the Building or in making a loan which is secured by a lien against the Building, and that the certifications and representations made herein shall survive such acquisition or loan.

18

Defined terms in the Lease have the same meanings in this Estoppel Certificate.

, a

By:

Name:

Title:

19

SCHEDULE A

1. List any assignments or subleases or state NONE:

2. List any Events of Default by Tenant or defaults by Landlord that have occurred and are continuing or any acts or omissions that have occurred that with the giving of notice of passage of time or both would constitute an Event of Default by Tenant or state NONE:

3. List any abatements, set-offs or deductions from Rent to which Tenant is entitled at this time or state NONE:

20

SCHEDULE B

COVER PAGE FOR COPIES OF LEASE AND AMENDMENTS

21

SCHEDULE C

OUTSTANDING LIABILITIES, CLAIMS OR OBLIGATIONS

22

EXHIBIT H

to Lease by and between

Desta Two Partnership, Ltd.

and

Newgistics, Inc.

ADDITIONAL AGREEMENTS

1. Parking.

(a) During the initial Lease Term, and any extension thereof, Landlord shall provide to Tenant, at no charge, the number of parking spaces specified in the Basic Lease Provisions. All of such parking spaces will be in the parking garage (the “Garage”) for the Building and Landlord will issue to Tenant one parking permit for each parking space. Prior to issuance of the parking permits, Tenant must deliver to Landlord a list of the automobile license numbers of Tenant’s employees who will be using the permit. If any permit is lost, damaged or not returned to Landlord on request, payment of replacement fee must be delivered to Landlord before a replacement permit is issued to Tenant. Tenant shall not have the right to lease or otherwise use more parking spaces than the number set forth in the Basic Lease Provisions.

(b) All Tenant Parties must comply with all traffic, security, safety, and other rules and regulations promulgated from time to time with respect to the Garage.

(c) Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured against entry. Landlord shall not be liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Garage and the spaces shall be at the sole risk of Tenant and its employees, unless caused by the negligence or willful misconduct of Landlord or Landlord’s employees.

(d) Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Garage, the spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

(e) Tenant shall not store or permit its employees to store any automobiles in the Garage without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

(f) Landlord shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage. Landlord

23

shall use its best efforts to conduct these activities at such times as to create the least inconvenience for Tenant’s employees and visitors.

(g) Tenant shall not assign or sublease any of the spaces without the consent of Landlord, Landlord shall have the right to terminate the parking agreement with respect to any spaces that Tenant desires to sublet or assign.

(h) For each parking space covered under this Agreement, Tenant will have one (1) parking permit which may be evidenced and controlled by a parking sticker or other mechanism, device or system specified by Landlord from time to time. With respect to such permits, Tenant covenants and agrees as follows:

(i) Only one (1) vehicle per permit shall have access to the Garage at a time.

(ii) Tenant shall at all times maintain with Landlord a list of permits held by Tenant, which list shall be in form, scope, and substance reasonably satisfactory to Landlord, and shall identify each individual to whom a permit has been issued, the vehicle used by such individual, and the license plate number of such vehicle.

(iii) Tenant shall immediately report to Landlord any lost permit, and Tenant shall pay Landlord’s then current charge for replacement permits. Tenant shall be charged for each permit which is not surrendered to Landlord at the time such surrender is required hereunder.

(iv) In the event of unauthorized or improper use of a permit, as determined by Landlord in its sole judgment, Landlord may: (i) withdraw the permit and terminate Tenant’s right to use the permit, all without terminating or otherwise affecting Tenant’s responsibilities, obligations, and liabilities under this Lease; and/or (ii) exercise any of Landlord’s other rights and remedies against Tenant arising from a default under this Lease. Notwithstanding the foregoing, however, if such unauthorized or improper use of a permit is made by an employee of Tenant without Tenant’s knowledge, consent, or approval, then such employee may be barred by Landlord from using the permit and any parking spaces in the Garage, and Landlord may permit Tenant to reissue the permit to another employee of Tenant subject to the provisions of this parking agreement.

(v) Each permit shall at all times remain the property of Landlord, and Tenant shall surrender all permits to Landlord immediately upon termination of this Lease.

2. Signage.

Landlord, at Landlord’s costs, agrees to display Tenant’s name and logo (if any) on the monument sign on the Land. All signs shall conform to the design and aesthetics of other signage within The Terrace P.U.D. and must be approved by the Architectural Committee of The Terrace Property Owners Association.

3. Right of First Offer.

Provided that this Lease continues in full force and effect, Tenant shall have a right of first offer to lease all of the remaining space on the third (3rd) floor (the “Additional Space”) if such space

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becomes available for leasing. At such time as Landlord is advised the Additional Space will become available to Lease, Landlord shall promptly advise Tenant of the availability of the space, the time such space will be available and the Market Rate. Tenant shall within ten (10) days of receiving such notice from Landlord advise Landlord if it exercises the option granted herein. If Tenant fails to exercise the right of first option such right shall terminate and this paragraph 3 shall be of no further force and effect. If Tenant exercises the option granted herein, Landlord and Tenant shall promptly amend this Lease to include the Additional Space.

4. Furnishings. Landlord grants Tenant the right to use the furnishing located in the Leased Premises on the Effective Date during the term of this Lease. Tenant shall further have the option to purchase the furnishings at the end of the Lease Term for a purchase price of One Dollar ($1.00).

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EXHIBIT I

to Lease by and between

Desta Two Partnership, Ltd.

and

Newgistics, Inc.

OPTION TO EXTEND LEASE TERM

A. If Tenant is not in default under this Lease at the time of exercise of the options granted herein or at the commencement of the extended Lease Term, Tenant shall have two (2) options to extend the Lease Term. Each option shall be for an extension term of one (1) year commencing on the next day after the prior Expiration Date. Tenant may extend the Lease Term by giving Landlord an extension notice at least six (6) months, but not more than nine (9) months, prior to the initial Expiration Date (“Extension Notice”). If Tenant timely gives a valid Extension Notice, the Lease Term is extended for one (1) year upon the same terms as in the Lease, except that the Base Rent and shall adjust based on the Market Rate (defined below) and Tenant shall have no wither option to extend the Lease Term. Landlord acknowledges that Tenant shall continue to have the right to use the parking spaces defined in the Basic Lease provisions.

B. Within thirty (30) days after Landlord receives Tenant’s Extension Notice, Landlord shall deliver a notice to Tenant specifying the Market Rate. If Tenant does not approve Landlord’s designation of Market Rate, then Tenant, as its sole remedy, (i) may revoke its exercise notice by delivering a revocation notice to Landlord within forty-five (45) days after Tenant’s receipt of Landlord’s notice specifying the Market Rate; or (ii) give notice within forty-five (45) days that Tenant contests Landlord’s specified Market Rate.

If Tenant gives notice that Tenant contests the specified Market Rate, then Landlord and Tenant shall have ten (10) days from the date of such notice to negotiate an agreement as to Market Rate. If after ten (10) days Landlord and Tenant have not reached an agreement, then the sole and exclusive remedy of Tenant shall be to submit the issue to binding arbitration in Travis County, Texas in accordance with the rules of the American Arbitration Association for commercial disputes. In the event Landlord and Tenant cannot agree on a panel of arbitrators within ten (10) days, then Landlord and Tenant shall each appoint an arbitrator and the two arbitrators selected shall appoint the third. All arbitrators selected or appointed shall be unaffiliated with the parties and shall have at least ten (10) years experience in commercial real estate leasing in Travis County, Texas as either an attorney or a licensed real estate broker. The arbitration panel shall render a decision within sixty (60) days of appointment.

If Tenant gives a revocation notice, the Lease Term ends on the initial Expiration Date and Tenant has no further rights under this Exhibit.

C. The term “Market Rate” means the Base Rent, parking, refurbishment allowance and other inducements that Landlord quotes for space similar to the Leased Premises in the Building for a one (1) year term.

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D. Tenant may not assign this extension option to any assignee of the Lease, nor may any sublessee or assignee exercise this extension option.

E. If the Lease Term is extended under this Exhibit, Landlord shall prepare, and Landlord and Tenant will execute and deliver an amendment to the Lease extending the Lease Term.

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EXECUTED as of             , 200    .

LANDLORD:

DESTA TWO PARTNERSHIP, LTD., a Texas Limited Partnership

By: Desta Two Management Corp., a Texas corporation, its general partner

By:	/s/ Paul Latham

L. Paul Latham, President

TENANT:

NEWGISTICS, INC.

By:	/s/ Ray Greer

Name:	Ray Greer
Title:	CEO

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